EXHIBIT B

OFFER TO PURCHASE (WITH FINANCIAL STATEMENTS ENCLOSED)

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

OFFER TO PURCHASE INTERESTS

DATED JANUARY 16, 2004

LETTERS OF TRANSMITTAL MUST BE

RECEIVED BY MORGAN STANLEY ALTERNATIVE MANAGEMENT PARTNERS LP

BY MONDAY, FEBRUARY 16, 2004.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, NEW YORK TIME, ON MONDAY, MARCH 1, 2004,

UNLESS THE OFFER IS EXTENDED

To the Limited Partners of

Morgan Stanley Institutional Fund of Hedge Funds LP:

Morgan Stanley Institutional Fund of Hedge Funds LP, a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Partnership”), is offering to purchase for cash and/or securities for which market quotations are readily available (“Marketable Securities”) on the terms and conditions set out in this offer to purchase (this “Offer to Purchase”) and the related Letter of Transmittal (which, together with this Offer to Purchase, constitutes the “Offer”) an amount of Interests or portions of Interests up to 25% of the net assets of the Partnership pursuant to tenders by limited partners of the Partnership (“Limited Partners”) at a price equal to their net asset value as of March 31, 2004. (As used in this Offer, the term “Interest” or “Interests,” as the context requires, will refer to the limited partnership interests in the Partnership representing beneficial interests in the Partnership.) Limited Partners that desire to tender an Interest, or a portion of an Interest, for purchase must do so by 12:00 midnight, New York time on Monday, February 16, 2004 (the “Initial Notice Date”), subject to any extension of the Offer. The later of the Initial Notice Date or the latest time and date that the Partnership designates as the deadline for Limited Partners to tender an Interest, or a portion of an Interest, for purchase is called the “Notice Date.” Limited Partners have the right to change their minds and withdraw any tenders of their Interests until 12:00 midnight, New York time, on March 1, 2004 (the “Initial Expiration Date”), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer remains revocable is called the “Expiration Date.” If the Partnership elects to extend the tender period, for the purpose of determining the value of the Interests tendered for purchase, the net asset value of such Interests will be determined at the close of business on the last business day of the month after the month in which the Expiration Date occurs. This Offer is being made to all Limited Partners and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership dated as of July 1, 2002 (as it may be amended, modified or otherwise supplemented from time to time, the “Partnership Agreement”).

Limited Partners should realize that the value of the Interests tendered in this Offer likely will change between November 30, 2003 (the last time net asset value was calculated) and March 31, 2004, when the value of the Interests tendered to the Partnership for purchase will be determined. Limited Partners tendering their Interest should also note that they will remain Limited Partners in the Partnership, with respect to the Interest tendered and accepted for purchase by the Partnership, through March 31, 2004, the valuation date of the Offer when the net asset value of their Interest is calculated. Any tendering Limited Partners that wish to obtain the estimated net asset value of their Interests should contact Morgan Stanley AIP GP LP, the Partnership’s adviser (the “Adviser”), at (610) 260-7600 or at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, PA 19428-2881, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York time).

Limited Partners desiring to tender all or any portion of their Interest in accordance with the terms of the Offer should complete and sign the attached Letter of Transmittal and send or deliver it to the Partnership in the manner set out below.

Important

None of the Partnership, its General Partner, its Adviser and its Board of Directors makes any recommendation to any Limited Partner as to whether to tender or refrain from tendering Interests. Limited Partners must make their own decisions whether to tender Interests, and, if they choose to do so, the portion of their Interests to tender.

Because each Limited Partner’s investment decision is a personal one, based on its financial circumstances, no person has been authorized to make any recommendation on behalf of the Partnership as to whether Limited Partners should tender Interests pursuant to the Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, such recommendation and such information and representations must not be relied on as having been authorized by the Partnership.

This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission or any state securities commission passed on the fairness or merits of such transaction or on the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

2

Questions and requests for assistance and requests for additional copies of the Offer may be directed to Morgan Stanley Alternative Investment Partners LP.

Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attention: Robin Coroniti

Phone: (610) 260-7600

Fax: (212) 507-8307

3

TABLE OF CONTENTS

1.	Summary Term Sheet	5
2.	Background and Purpose of the Offer	7
3.	Offer to Purchase and Price	8
4.	Amount of Tender	9
5.	Procedure for Tenders	9
6.	Withdrawal Rights	10
7.	Purchases and Payment	10
8.	Certain Conditions of the Offer	12
9.	Certain Information About the Partnership	13
10.	Certain Federal Income Tax Consequences	13
11.	Miscellaneous	14

4

1.	SUMMARY TERM SHEET

This Summary Term Sheet highlights certain information concerning this Offer. To understand the Offer fully and for a more complete discussion of the terms and conditions of the Offer, please read carefully this entire Offer to Purchase and the related Letter of Transmittal. Section references are to this Offer to Purchase.

•	The Partnership (referred to as “we” or the “Partnership” in this Summary Term Sheet) is offering to purchase Interests in an amount up to 25% of the net assets of the Partnership. We will purchase your Interests at their net asset value (that is, the value of the Partnership’s assets minus its liabilities, multiplied by the proportionate interest in the Partnership you desire to redeem) calculated as of the Valuation Date (as defined below). If you desire to tender an Interest, or a portion of an Interest, for purchase, you must do so by 12:00 midnight, New York time, on Monday, February 16, 2004 (or if the Offer is extended, by any later Notice Date). You have the right to change your mind and withdraw any tenders of your Interest until 12:00 midnight New York time, on March 1, 2004 (or if the Offer is extended, until any later Expiration Date). The net asset value of Interests will be calculated for this purpose as of March 31, 2004 or, if the Offer is extended, on the last business day of the month following the month in which the Expiration Date occurs (the “Valuation Date”).

•	The Partnership reserves the right to adjust the Valuation Date to correspond with any extension of the Offer. The Partnership will review the net asset value calculation of the Interests during the Partnership’s audit for its fiscal year ending December 31, 2004, which the Partnership expects will be completed by the beginning of March 2005 and that net asset value will be used to determine the final amount paid for tendered Interests.

•	You may tender your entire Interest, or a portion of your Interest (defined as a specific dollar value) up to an amount such that you maintain the minimum required capital account balance of $250,000 after the purchase of Interests. If you tender your entire Interest (or a portion of your Interest) and we purchase that Interest, we will give you a non-interest bearing, non-transferable promissory note (the “Note”) entitling you to an amount equal to the net asset value of the Interest tendered (valued in accordance with the Partnership Agreement) determined as of March 31, 2004 (or if the Offer is extended, the net asset value determined on the Valuation Date).

•	The Note will be mailed to you and will entitle you to an initial payment in cash and/or Marketable Securities (valued in accordance with the valuation procedures adopted by the Partnership’s board of directors (the “Board of Directors”)) equal to at least 90% of the unaudited net asset value of the Interest (the “Initial Payment”), which will be paid to you no later than 30 days after the Valuation Date or, if we have requested withdrawals of capital from any investment funds in order to fund the purchase of Interests, no later than ten business days after we have received at least 90% of the aggregate amount withdrawn from such investment funds.

•	The Note will also entitle you to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (a) the net asset value of the Interest tendered and purchased as of

5

the Valuation Date (as it may be adjusted based upon the next annual audit of the Partnership’s financial statements) over (b) the Initial Payment. The Post-Audit Payment will be payable promptly after the completion of the Partnership’s next annual audit. See Section 7.

•	If you tender only a portion of your Interest, you will be required to maintain a capital account balance equal to at least $250,000. In addition to those circumstances described in Section 8 in which the Partnership is not required to accept tendered Interests, we reserve the right to purchase less than the amount you tender if the purchase would cause your capital account to have less than the required minimum balance of $250,000. See Section 4.

•	If we accept the tender of your entire Interest or a portion of your Interest, we will pay you the proceeds from one or more of the following sources: cash on hand, withdrawals of capital from the investment funds in which we invest, the proceeds of the sale of portfolio securities held by the Partnership, or borrowings. See Section 7.

•	Following this Summary Term Sheet is a formal notice of the Offer to Purchase your Interests. If you desire to tender an Interest, or a portion of an Interest, for purchase, you must do so by 12:00 midnight, New York time, on February 16, 2004 (or if the Offer is extended, by any later Notice Date). You have the right to change your mind and withdraw any tenders of your Interest until 12:00 midnight New York time, on March 1, 2004 (or if the Offer is extended, until any later Expiration Date). Interests withdrawn may be re-tendered, however, provided that such tenders are made before the Notice Date by following the tender procedures described herein. If the Partnership has not yet accepted your tender of an Interest (or portion of an Interest) on or prior to March 15, 2004 (i.e., the date 40 business days from the commencement of the Offer), you will also have the right to withdraw the tender of your Interest after such date. See Section 6.

•	If you would like us to purchase your entire Interest or a portion of your Interest, you should complete, sign and either (i) mail (via certified mail return receipt requested) or otherwise deliver the Letter of Transmittal, enclosed with our Offer, to Morgan Stanley Alternative Investment Partners LP (referred to herein as “MSAIP” or the “General Partner”) at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, PA 19428-2881, Attention: Robin Coroniti; or (ii) fax it to MSAIP at (212) 507-8307, so that it is received before 12:00 midnight, New York time, on Monday, February 16, 2004. IF YOU CHOOSE TO FAX THE LETTER OF TRANSMITTAL, YOU SHOULD MAIL THE ORIGINAL LETTER OF TRANSMITTAL TO MSAIP PROMPTLY AFTER YOU FAX IT (ALTHOUGH THE ORIGINAL, IF FAXED, DOES NOT HAVE TO BE RECEIVED BEFORE 12:00 MIDNIGHT, NEW YORK TIME, ON MONDAY, FEBRUARY 16, 2004). See Section 5. The value of your Interests may change between November 30, 2003 (the last time net asset value was calculated) and March 31, 2004 when the value of the Interests being purchased will be determined. See Section 3.

•

As of November 30, 2003, the net asset value of the Partnership was $1,090,843,161. If you would like to obtain the estimated net asset value of your Interest, which we calculate from time to time, based upon the information we receive from the managers of the

6

investment funds in which we invest, you may contact the Adviser at (610) 260-7600 or at the address listed on the cover page to this Offer, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York time). See Section 3.

2.	BACKGROUND AND PURPOSE OF THE OFFER.

The purpose of this Offer is to provide liquidity to the Limited Partners that hold Interests in the Partnership, as contemplated by and in accordance with the procedures set out in the Partnership’s confidential Private Placement Memorandum dated April 5, 2002 (as it may be amended, modified or otherwise supplemented from time to time, the “Private Placement Memorandum”), and the Partnership Agreement. The Private Placement Memorandum and the Partnership Agreement, which were provided to each Limited Partner in advance of subscribing for Interests, provide that the Board of Directors has the discretion to determine whether the Partnership will purchase Interests from time to time from Limited Partners pursuant to written tenders. The Private Placement Memorandum also states that MSAIP, the general partner of the Partnership, and the Adviser expect that they will recommend to the Board of Directors that the Partnership purchase Interests from Limited Partners quarterly each year, beginning on June 30, 2003 and thereafter on each September 30, December 31, March 31 and June 30 (or, if any such date is not a business day, on the immediately preceding business day). The Partnership previously offered to purchase Interests from Limited Partners pursuant to written tenders, and set out below is a chart summarizing the effective dates of those offers, the aggregate amounts of Interests or portions of Interests tendered in those offers and the aggregate amounts of tendered Interests or portions of Interests accepted by the Partnership for purchase.

Effective Date of Offer	Amount Tendered		Amount Accepted
June 30, 2003	$0		$0
September 30, 2003	$200,000		$200,000
December 31, 2003	$2,475,575	*	$2,475,575	*

*	This amount is an estimate. The net asset value as of December 31, 2003 of the Interests and portions thereof tendered pursuant to the offer is not yet available.

Because there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the General Partner, the Board of Directors has determined to cause the Partnership to make this Offer, after consideration of various matters, including but not limited to those set out in the Private Placement Memorandum and the Partnership Agreement and the recommendations of the General Partner and the Adviser. The General Partner and the Adviser intend to recommend to the Board of Directors that the Partnership offer to purchase Interests, or portions of them, on a quarterly basis each year, but the Board of Directors may determine not to accept such recommendations from time to time.

7

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Partnership of Limited Partners that do not tender Interests. Limited Partners that retain their Interests may be subject to increased risks due to the reduction in the Partnership’s aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Partnership believes that this result is unlikely given the nature of the Partnership’s investment program. A reduction in the aggregate assets of the Partnership may result in Limited Partners that do not tender Interests bearing higher costs to the extent that certain expenses borne by the Partnership are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing Limited Partners from time to time. Payment for Interests and portions of Interests purchased pursuant to this Offer may also require the Partnership to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses or increased investment related expenses.

Interests that are tendered to the Partnership in connection with the Offer will be retired, although the Partnership may issue Interests from time to time in transactions not involving any public offering, conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, in accordance with the Private Placement Memorandum. The Partnership currently expects that it will accept subscriptions for Interests as of the first business day of each calendar quarter, but is under no obligation to do so, and may do so more frequently as determined by the General Partner.

The tender of an Interest (or portion of an Interest) by a Limited Partner will not affect the record ownership of such Limited Partner for purposes of voting or entitlement to any distributions payable by the Partnership unless and until such Interest is purchased. You should also realize that although the Offer expires on March 1, 2004 (and that if you desire to tender an Interest, or a portion of an Interest, for purchase, you must do so by February 16, 2004), you remain a Limited Partner of the Partnership with respect to the Interest you tendered that is accepted for purchase by the Partnership through March 31, 2004, when the net asset value of your Interest is calculated.

3.	OFFER TO PURCHASE AND PRICE.

The Partnership will, on the terms and subject to the conditions of the Offer, purchase an amount of Interests up to 25% of the Partnership’s net assets that are tendered by Limited Partners by 12:00 midnight, New York time, on Monday, February 16, 2004 (or if the Offer is extended, by any later Notice Date), and not withdrawn (as provided in Section 6 below) prior to 12:00 midnight, New York time, on Monday, March 1, 2004 (or if the Offer is extended, prior to any later Expiration Date). The Partnership reserves the right to extend, amend or cancel the Offer as described in Sections 4 and 8 below. The value of the Interests tendered for purchase will be their net asset value as of March 31, 2004 or, if the Offer is extended, on the last business day of the month following the month in which the Offer expires, such time and date being the Valuation Date, payable as set out in Section 7. The determination of the net asset value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Partnership’s financial statements.

8

4.	AMOUNT OF TENDER.

Subject to the limitations set out below, Limited Partners may tender their entire Interest, or a portion of their Interest (defined as a specific dollar value) up to an amount such that they maintain the minimum required capital account balance of $250,000 after the purchase of Interests. If a Limited Partner tenders an amount that would cause the Limited Partner’s capital account balance to fall below the required minimum, the Partnership reserves the right to reduce the amount to be purchased from such Limited Partner so that the required minimum balance is maintained or to purchase the Limited Partner’s entire Interest in the Partnership. The Offer is being made to all Limited Partners of the Partnership and is not conditioned on any minimum amount of Interests being tendered.

If the amount of Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 6 below is less than or equal to 25% of the Partnership’s net assets (or such greater amount as the Partnership may elect to purchase pursuant to the Offer), the Partnership will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Partnership elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 8 below. If Interests in excess of 25% of the Partnership’s net assets are duly tendered to the Partnership prior to the Notice Date and not withdrawn prior to the Expiration Date pursuant to Section 6 below, the Partnership will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) extend the Offer, if necessary, and increase the amount of Interests that the Partnership is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to the Notice Date and not withdrawn prior to the Expiration Date for payment on a pro rata basis based on the aggregate net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in Section 8 below.

5.	PROCEDURE FOR TENDERS.

Limited Partners wishing to tender Interests pursuant to this Offer to Purchase should send or deliver by February 16, 2004 (or if the Offer is extended, by any later Notice Date) a completed and executed Letter of Transmittal to MSAIP, to the attention of Robin Coroniti, at the address set out on the first page of the Letter of Transmittal, or fax a completed and executed Letter of Transmittal to MSAIP, also to the attention of Robin Coroniti, at the fax number set out on the first page of the Letter of Transmittal. The completed and executed Letter of Transmittal must be received by MSAIP, either by mail or by fax, no later than 12:00 midnight, New York time, on February 16, 2004 (or if the Offer is extended, no later than any later Notice Date).

The Partnership recommends that all documents be submitted to MSAIP via certified mail, return receipt requested, or by facsimile transmission. A Limited Partner choosing to fax a Letter of Transmittal to MSAIP must also send or deliver the original completed and executed Letter of Transmittal to MSAIP promptly thereafter. Limited Partners wishing to confirm receipt of a Letter of Transmittal may contact MSAIP at the address or telephone number set out on the first page of the Letter of Transmittal. The method of delivery of any documents is at the

9

election and complete risk of the Limited Partner tendering an Interest, including, but not limited to, the failure of MSAIP to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Partnership, in its sole discretion, and such determination will be final and binding. The Partnership reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Limited Partner, and the Partnership’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Partnership will determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Partnership, the General Partner, the Adviser or the Board of Directors will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give such notice.

6.	WITHDRAWAL RIGHTS.

The Private Placement Memorandum provides that a tender of Interests may be withdrawn by a Limited Partner at any time before 12:00 midnight, New York time, Monday, March 1, 2004 (or if the Offer is extended, before any later Expiration Date). Interests withdrawn may be re-tendered, however, provided that such tenders are made before the Notice Date by following the tender procedures described in Section 5. Pursuant to Rule 13e-4(f)(2)(ii) of the Securities Exchange Act of 1934, if the Partnership has not yet accepted a Limited Partner’s tender of an Interest (or portion of an Interest) on or prior to March 15, 2004 (i.e., the date 40 business days from the commencement of the Offer), a Limited Partner will also have the right to withdraw its tender of its Interest after such date. To be effective, any notice of withdrawal must be timely received by MSAIP at the address or fax number set out on the first page of the Letter of Transmittal. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Partnership, in its sole discretion, and such determination will be final and binding. A tender of Interests properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer.

7.	PURCHASES AND PAYMENT.

For purposes of the Offer, the Partnership will be deemed to have accepted Interests that are tendered if and when it gives written notice to the tendering Limited Partner of its election to purchase such Interest. As stated in Section 3 above, the amount offered for the Interests tendered by Limited Partners will be the net asset value thereof as of March 31, 2004, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the last business day of the month following the month in which the Offer expires. The net asset value will be determined after all allocations to capital accounts of the Limited Partners required to be made by the Partnership Agreement have been made. The Partnership will not pay interest on the purchase amount.

For Limited Partners that tender their Interest or a portion thereof that is accepted for purchase, payment of the purchase amount will consist of the Note, a non-interest-bearing

10

non-transferable promissory note. The Note will entitle the Limited Partner to receive the Initial Payment in an amount equal to at least 90% of the unaudited net asset value of the Interest tendered and accepted for purchase by the Partnership, determined as of the Valuation Date, which is expected to be March 31, 2004. Payment of this amount will be made no later than 30 days after the Valuation Date or, if the Partnership has requested withdrawals of its capital from any investment funds in order to fund the purchase of Interests, no later than ten business days after the Partnership has received at least 90% of the aggregate amount withdrawn by the Partnership from such investment funds. The Note will also entitle a Limited Partner to receive the Post-Audit Payment, a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted for purchase by the Partnership, determined as of the Valuation Date and based on the audited financial statements of the Partnership for its fiscal year ending December 31, 2004, over (b) the Initial Payment. The Post-Audit Payment will be payable (in the manner set out below) promptly after completion of the audit of the financial statements of the Partnership for its fiscal year. It is anticipated that the audit of the Partnership’s financial statements will be completed no later than 60 days after December 31, 2004.

Although the Partnership has retained the option to pay all or a portion of the purchase amount by distributing Marketable Securities, the purchase amount will be paid entirely in cash, except in the unlikely event that the General Partner determines that the distribution of securities is necessary to avoid or mitigate any material adverse effect of the Offer on the Partnership or on the Limited Partners not tendering their Interests. In the unlikely event that the Partnership determines to pay the purchase amount for the Interests with cash and by distributing Marketable Securities, each tendering Limited Partner will receive, in the same proportion, (a) an amount of cash and (b) an amount of the same Marketable Securities as any other tendering Limited Partner (valued in accordance with the valuation procedures adopted by the Board of Directors). There are costs and risks associated with the receipt of Marketable Securities in exchange for a Limited Partner’s Interest or portion thereof. For example, a Limited Partner may incur brokerage charges and other selling expenses if it sells its Marketable Securities, and the proceeds of any such sale of securities may be less than the cash value of a Limited Partner’s Interest or a portion thereof as of the Valuation Date.

The Note pursuant to which a tendering Limited Partner will receive the Initial Payment and Post-Audit Payment (together, the “Cash Payment”) will be mailed directly to the tendering Limited Partner. Any Cash Payment due pursuant to the Note will be made by wire transfer directly to the tendering Limited Partner to an account designated by the Limited Partner in the Letter of Transmittal.

The Partnership will make payment for Interests it purchases pursuant to the Offer from one or more of the following sources: (a) cash on hand; (b) withdrawals of capital from the investment funds in which the Partnership invests; (c) the proceeds of the sale of securities and portfolio assets held by the Partnership; and/or (d) possibly borrowings. Upon its acceptance of tendered Interests for purchase, the Partnership will segregate with its custodian and maintain daily on its books a segregated account consisting of cash, liquid securities or interests in the investment funds that the Partnership has requested be withdrawn (or any combination of them) equal to the value of the unpaid amount estimated to be paid under the Note, as described above. None of the Partnership, the Board of Directors, the General Partner, nor the Adviser have

11

determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Partnership, in its sole discretion, may decide to fund any portion of the amount offered for the purchase of Interests, subject to compliance with applicable law, through borrowings. If the Partnership funds any portion of the purchase amount in that manner, it will deposit assets in a special custody account with its custodian, State Street Bank and Trust Company, to serve as collateral for any amounts so borrowed, and if the Partnership were to fail to repay any such amounts, the lender would be entitled to satisfy the Partnership’s obligations from the collateral deposited in the special custody account. The Partnership expects that the repayment of any amounts so borrowed will be financed from additional funds contributed to the Partnership by existing and/or new Limited Partners, withdrawal of capital from the investment funds in which it invests or from the proceeds of the sale of securities held by the Partnership.

8.	CERTAIN CONDITIONS OF THE OFFER.

The Partnership reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying Limited Partners of such extension. In the event that the Partnership so elects to extend the tender period, for the purpose of determining the purchase amount for tendered Interests, the net asset value of such Interests will be determined as of the close of business on the last business day of the month following the month in which the Offer expires. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Partnership also reserves the right, at any time and from time to time up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set out in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Partnership determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify Limited Partners.

The Partnership may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Partnership would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Partnership’s investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Directors, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Partnership, (ii) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Partnership, (iii) limitation imposed by federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Partnership has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Partnership, (vi) material decrease in the net asset value of the Partnership from the net asset value of the Partnership as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Partnership or its Limited Partners if Interests

12

tendered pursuant to the Offer were purchased; or (c) the Board of Directors determines that it is not in the best interest of the Partnership to purchase Interests pursuant to the Offer.

9.	CERTAIN INFORMATION ABOUT THE PARTNERSHIP.

The Partnership is registered under the Investment Company Act of 1940 (the “1940 Act”) as a closed-end, non-diversified, management investment company. It was organized as a Delaware limited partnership on November 6, 2001. Subscriptions for Interests of the Partnership were first accepted for investment as of July 1, 2002. The principal office of the Partnership is located at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania 19428-2881 and the telephone number is (610) 260-7600. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Partnership Agreement.

None of the Partnership, the General Partner, the Adviser and the Board of Directors has any plans or proposals that relate to or would result in: (1) the acquisition by any person of additional Interests (other than the Partnership’s intention to accept subscriptions for Interests on the first business day of each calendar quarter and from time to time in the discretion of the General Partner), or the disposition of Interests (other than through periodic purchase offers, including this Offer); (2) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership; (3) any material change in the present distribution policy or indebtedness or capitalization of the Partnership; (4) any change in the present Board of Directors or in the management of the Partnership, including, but not limited to, any plans or proposals to change the number or the term of members of the Board of Directors, or to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer; (5) a purchase, sale or transfer of a material amount of assets of the Partnership (other than as the Board of Directors determines may be necessary or appropriate to fund all or a portion of the amount offered for the purchase of Interests pursuant to the Offer or in connection with the ordinary portfolio transactions of the Partnership); (6) any other material change in the Partnership’s corporate structure or business, including any plans or proposals to make any changes in its investment policies, for which a vote would be required by Section 13 of the 1940 Act; or (7) any changes in the Partnership Agreement or other governing instruments or other actions that could impede the acquisition of control of the Partnership.

Other than the acceptance of subscriptions for Interests as of December 1, 2003, there have been no transactions involving Interests that were effected during the past 60 days by the Partnership, the General Partner, the Adviser, any Director or any person controlling the Partnership, the General Partner or the Adviser.

10.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Partnership from Limited Partners pursuant to the Offer. Limited Partners should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Interests by the Partnership pursuant to the Offer.

13

In general, a Limited Partner from which an Interest is purchased by the Partnership will be treated as receiving a distribution from the Partnership. Such Limited Partner generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the Limited Partner exceeds such Limited Partner’s then adjusted tax basis in such Limited Partner’s Interest. A Limited Partner’s basis in such Limited Partner’s Interest will be reduced (but not below zero) by the amount of consideration received by the Limited Partner from the Partnership in connection with the purchase of such Interest. A Limited Partner’s basis in such Limited Partner’s Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such Limited Partner for periods prior to the purchase of such Interest. Cash distributed to a Limited Partner in excess of the adjusted tax basis of such Limited Partner’s Interest is taxable as capital gain or ordinary income, depending on the circumstances. If the Partnership purchases a Limited Partner’s entire Interest, the Limited Partner may recognize a loss, but only to the extent that the amount of consideration received from the Partnership is less than the Limited Partner’s then adjusted tax basis in such Limited Partner’s Interest.

11.	MISCELLANEOUS.

The Offer is not being made to, nor will tenders be accepted from, Limited Partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or other laws of such jurisdiction. The Partnership is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Partnership reserves the right to exclude Limited Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Partnership believes such exclusion is permissible under applicable laws and regulations, provided the Partnership makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Partnership has filed an Issuer Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes certain information relating to this Offer. A free copy of such statement may be obtained by contacting MSAIP at the address and telephone number set out on the first page of the Letter of Transmittal or from the Securities and Exchange Commission’s internet web site, http://www.sec.gov. A copy may be inspected and copied at, and, for a fee, may be obtained by mail from, the public reference office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549.

14

ANNEX A

Financial Statements

MORGAN STANLEY

INSTITUTIONAL FUND OF HEDGE

FUNDS LP

Financial Statements with Report of

Independent Auditors

For the period from July 1, 2002

(Commencement of Operations) to

December 31, 2002

Morgan Stanley Institutional Fund of Hedge Funds LP has filed a claim of exemption with the Commodity Futures Trading Commission pursuant to Regulation 4.7 of the Regulations under the Commodity Exchange Act, as amended.

Oath and Affirmation

To the best of my knowledge and belief, the information contained in this document is accurate and complete.

/S/    NOEL C. LANGLOIS

Noel C. Langlois, Vice President

Morgan Stanley Alternative Investment Partners LP as General Partner of Morgan Stanley Institutional Fund of Hedge Funds LP

(This oath is required by Regulation 4.7 of the Regulations under the Commodity Exchange Act, as amended).

Morgan Stanley Institutional Fund of Hedge Funds LP

Financial Statements with Report of Independent Auditors

For the Period from July 1, 2002 (Commencement of Operations) to

December 31, 2002

January 2003

Letter to Limited Partners

For the period July 1, 2002 through December 31, 2002, the Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”) produced a gross return of -0.30%1. The “Hurdle Rate” for the Fund is equal to the return of the Salomon Smith Barney Three Month U.S. Treasury Bill Index plus 5% per annum which was equivalent to 3.49% over the same period. Although the Fund did not outperform its Hurdle Rate, its returns were in line with those of other hedge fund of funds. By way of example, the HFR Fund of Funds Index produced a return of -0.07% over the period July 1, 2002 through December 31, 2002.

Hedge fund managers, in general, appeared to be concerned with preserving capital in 2002 and, hence, reacted conservatively to market conditions, reducing leverage and producing modest returns. As would be expected in a low interest rate, low volatility, low leverage environment, many hedge funds produced returns that were relatively flat in 2002. For example, the Hennessee Hedge Fund Index reported a return of -1.87% over the period July 1, 2002 through December 31, 2002. The CSFB Tremont Index produced a return of 1.69% over the same period.

The Fund’s volatility remained low and well within the Fund’s risk budget. The Fund produced an annualized standard deviation well below 7%. Similarly, the Fund exhibited a low beta2 relative to the Standard & Poor’s 500 Index.

Market Review

Statistical arbitrage, for example, struggled in this environment of uncertainty and many of the quantitative models used by statistical arbitrage managers failed to capture returns. Historically, over the long-term, statistical arbitrage has been a top producing hedge fund strategy, benefiting as markets revert to the “mean.” However, 2002 was not a normal year. Over the period July 1, 2002 through December 31, 2002, the Fund’s statistical arbitrage fund investments produced an average return of -1.49% and the strategy detracted 19 basis points from overall performance.

Merger arbitrage also suffered as M&A activity remained low. Over the period July 1, 2002 through December 31, 2002, the Fund’s merger arbitrage fund investments produced an average return of -0.48% and detracted one basis point from overall performance. By comparison, the Hennessee Merger Arbitrage Index reported a return of -0.50% over the same period.

1 Gross returns are net of the management fees, performance incentive fees and expenses of the underlying funds as well as net of the expenses of the Fund except for the management fee and performance incentive fee of the Fund.

2 Beta is a quantitative measure of the volatility of a given stock, mutual fund, or portfolio relative to the overall market. More precisely, it is a measure of the movement of a particular stock, mutual fund or portfolio relative to a 1% shift in the movement of a stated index or benchmark. For example, a beta of 1.00 would indicate that the stated portfolio moves 1% relative to 1% shift in index and is, thus, as volatile as the representative market. A beta above 1.00 would indicate that the stated portfolio is more volatile than the index. A beta below 1.00 indicates that the portfolio is less volatile than the index, and hence, less volatile than the representative market.

i

The impact of the Fund’s mortgage arbitrage fund investments was largely overshadowed by the Fund’s exposure to the Safe Harbor Fund, L.P., a fund which was recently charged by the Securities and Exchange Commission (the “SEC”) with a violation of the anti-fraud provisions of the Investment Advisers Act. The SEC alleged that the fund failed to report accurate net assets values and corresponding returns. While the Safe Harbor Fund, L.P. detracted 154 basis points from performance over the period July 1, 2002 through December 31, 2002, the Fund’s other two mortgage arbitrage fund investments added 21 and 52 basis points, respectively, to overall performance over the same period.

The impact of the Fund’s long/short equity fund investments was mixed. Over the period July 1, 2002 through December 31, 2002, the Fund’s equity-no bias fund investments added two basis points to overall performance while the Fund’s equity-long bias fund investments detracted 176 basis points from performance over the same period. The results of the Fund’s equity-long bias investments were skewed, however, by the results of a single holding. The manager of this fund investment has failed to deliver audited statements for 2001 for this entity and, as a result, continues to be reviewed by Morgan Stanley’s fair value committee. For September and October, the fair value committee elected to value the holding at a 15% discount to its reported value. For November, the committee met and elected to value the holding even more conservatively, at 40% of its reported value. For December, the fair value committee met again and elected to continue to devalue the holding to 20% of its reported value. For January 2003, the fair value committee met and elected to devalue the holding to zero until further notice. Once more information about the holding can be obtained (either by obtaining information from the manager or receiving audited financial statements from a reputable, independent auditor) the valuation of the holding could change. We had previously written the manager requesting a full redemption of the investment. In addition, we filed a lawsuit seeking injunctive relief that would compel disclosure of the books and records of the fund investment and delivery of the audited financials, which would enable us to evaluate this holding ourselves. We will continue, along with legal counsel, to consider the other rights and remedies available to us regarding this investment. Over the period July 1, 2002 through December 31, 2002, this single equity-long bias fund investment detracted 180 basis points from overall performance. By contrast, the Fund’s other equity-long bias fund investment added 4 basis points to overall performance over the same period.

Convertible arbitrage funds, on average, produced returns in the middle to upper single digits for the period July 1, 2002 through December 31, 2002 (CSFB Tremont’s Convertible Arbitrage Index reported a return of 4% while the Hennessee Convertible Arbitrage Index produced a return of 9% over this period). Convertible arbitrage was a large portion of the Fund (11% excluding exposures via investments in multi-strategy fund investments, 25% incorporating multi-strategy fund exposure, each as of December 31, 2002), hence the Fund benefited as its convertible arbitrage fund investments produced an average return of 8.94% for the period July 1, 2002 through December 31, 2002. Convertible arbitrage and distressed investing rallied in the later part of the year as investor skepticism waned.

The majority of the Fund’s performance, however, is a result of its exposure to multi-strategy fund investments which permit the fund to react nimbly to changing conditions. As of December 31, 2002, 41% of the Fund’s net asset value is invested with multi-strategy funds. The Fund’s multi-strategy funds took off in the later part of the year as a result of their sizable exposures to convertible arbitrage and distressed investing.

The Fund was not active in short selling and global macro strategies, two strategies which excelled in 2002. Both strategies typically benefit in bearish equity market environments. While it is not uncommon for these strategies to suddenly produce returns in the middle double digits, they are equally sensitive to swings in the other direction and, hence, too volatile for the Fund’s portfolio.

Market Outlook

Our outlook for 2003 remains positive. Should the economy continue to improve and the markets become more liquid, distressed managers should perform well. In addition, over the last three years, there has been a substantial increase in credit default swaps in both investment grade and recently non-investment grade securities. This market has become very liquid and as these markets move from being inefficient to efficient, some managers may be able to produce substantial alpha3. We believe credit/capital structure arbitrage will benefit as a result. The Fund is well positioned to capitalize on this trend.

It is expected that focused stock selectors should perform very well in the long/short environment. However, the markets are still, in our opinion, overvalued and there is considerable downside risk which may prolong the trend of the past three years. Consequently, long/short equity funds with no biases (a.k.a. market neutral) and managers with slightly long biases (in the neighborhood of less than 20-30% long) are expected to perform well. As a result, we continue to seek out new equity-no bias funds.

In 2002, the loss of confidence in the U.S. accounting regime and in analysts hurt those statistical arbitrage managers attempting to benefit from very short term, mean reverting trends. The coming year may help to “right” those returns back to their normal levels. The Fund is well diversified in statistical arbitrage.

It is our expectation that mortgage arbitrage will continue to produce positive returns in 2003. Despite the complexities in this market, experienced managers who are able to effectively manage the risks associated with this strategy may be able to find inefficiencies and will continue to do well. We are working to further diversify our holdings in this area and reduce our exposure to any one fund investment in this area.

Sincerely,

/S/    JEROME B. BAESEL

Jerome B. Baesel, Ph.D.

Managing Director / Portfolio Manager

3 Alpha is a coefficient which measures the risk-adjusted performance of a particular stock, mutual fund or portfolio. It considers the risk due to the specific security, mutual fund or portfolio rather than the risk to the overall market. A high alpha indicates that the stock, mutual fund or portfolio outperformed expectations given the beta (or volatility) of the stock, mutual fund or portfolio.

(Unaudited)

Top Ten Largest Exposures[4]
1. Clinton Multistrategy Fund, LLC	8.19%
2. OZ Domestic Partners, L.P.	5.20%
3. HBK Fund L.P.	4.94%
4. Deephaven Market Neutral Fund LLC	4.37%
5. Wellington Partners, Limited Partnership	4.18%
6. Structured Service Holdings, L.P.	3.82%
7. Ellington Mortgage Partners, L.P.	3.65%
8. FrontPoint Fixed Income Opportunities Fund, L.P.	3.60%
9. Swap with UBS Reference Index: ANOVA Fund Ltd.	3.39%[5]
10. AQR Absolute Return Institutional Fund, L.P.	3.11%

Ten Largest Contributors to Performance[6]
1. Structured Service Holdings, L.P.	+46 bps
2. Clinton Multistrategy Fund, LLC	+38 bps
3. Vega Relative Value Fund Limited	+28 bps
4. Lydian Partners II L.P.	+25 bps
5. Alta Partners, L.P.	+24 bps
6. Ellington Mortgage Partners, L.P.	+20 bps
7. Fir Tree Recovery Fund, L.P.	+19 bps
8. Deephaven Market Neutral Fund LLC	+17 bps
9. HBK Fund L.P.	+16 bps
10. Wellington Partners, Limited Partnership	+15 bps

Ten Largest Detractors from Performance[7]
1. Lancer Partners, L.P.	-180 bps
2. Safe Harbor Fund, L.P.	-154 bps
3. OZF Credit Opportunities Fund, L.P.	-13 bps
4. D.E. Shaw Laminar Fund, LLC	-9 bps
5. Swap with UBS Reference Index: ANOVA Fund Ltd.	-9 bps
6. Thales Fund, L.P.	-8 bps
7. Highland Opportunity Fund, L.P.	-6 bps
8. Altus Fund, L.P.	-4 bps
9. Sabre Fund Investment L.P.	-3 bps
10. Algometrics (Cayman) Ltd.	-2 bps

4 Measured as a percentage of the Fund’s net asset value as of December 31, 2002.

5 Based on notional exposure of the swap position.

6 Over the period July 1, 2002 (commencement of operations) through December 31, 2002.

7 Over the period July 1, 2002 (commencement of operations) through December 31, 2002.

(Unaudited)

Diversification

Strategy	% of NAV[8]	Single- Strategy Participants	Multi- Strategy Participants

Convertible Arbitrage	25	5	9

Fixed Income Arbitrage	12	3	5

Mortgage Arbitrage	12	3	1

Merger Arbitrage	5	2	6

Statistical Arbitrage	14	6	3

Other Arbitrage	3	1	4

Equity-Long Bias	3	2	1

Equity-No Bias	4	2	2

Distressed-Long Only	6	1	6

Credit/Capital Structure Arbitrage	15	4	7

Private Placements	1	0	2

8 As of December 31, 2002. “ 0/0 of NAV” includes exposures made through investment in multi-strategy fund investments.

v

(Unaudited)

Breakdown by Strategy

As of December 31, 2002

Source:    Morgan  Stanley  Investments  LP

(Unaudited)

Average Return by Strategy As of December 31, 2002

	Jan %	Feb %	Mar %	Apr %	May %	Jun %	Jul %	Aug %	Sep %	Oct %	Nov %	Dec %	YTD %

Convertible Arbitrage	--	--	--	--	--	--	(0.56)	0.99	1.61	1.29	3.39	1.95	8.94

Merger Arbitrage	--	--	--	--	--	--	(0.50)	0.38	0.35	(0.96)	(0.12)	0.38	(0.48)

Statistical Arbitrage	--	--	--	--	--	--	0.77	(0.26)	(2.77)	(1.45)	1.27	1.01	(1.49)

Fixed Income Arbitrage	--	--	--	--	--	--	2.31	0.74	0.56	0.00	(0.71)	1.31	4.25

Mortgage Arbitrage	--	--	--	--	--	--	1.52	1.30	(15.60)	0.78	(3.73)	2.23	(13.92)

Other Arbitrage	--	--	--	--	--	--	(1.24)	(0.55)	1.46	(3.49)	3.64	1.98	1.66

Equity-Long Bias	--	--	--	--	--	--	(3.25)	2.52	(12.45)	1.90	(27.19)	(25.48)	(51.99)

Equity-No Bias	--	--	--	--	--	--	--	(0.71)	(3.24)	0.95	0.14	0.80	(2.10)

Distressed-Long Only	--	--	--	--	--	--	0.50	0.25	0.40	(2.17)	0.74	5.04	4.71

Credit/Capital Structure Arbitrage	--	--	--	--	--	--	(4.22)	(0.26)	2.03	0.67	3.23	3.77	5.12

Multi-Strategy	--	--	--	--	--	--	(3.23)	0.12	0.74	0.84	1.60	2.85	2.86

 Source: Morgan Stanley Investments LP

Impact by Strategy As of December 31, 2002

	Jan %	Feb %	Mar %	Apr %	May %	Jun %	Jul %	Aug %	Sep %	Oct %	Nov %	Dec %	YTD %

Convertible Arbitrage	--	--	--	--	--	--	(0.09)	0.09	0.14	0.16	0.44	0.20	0.90

Merger Arbitrage	--	--	--	--	--	--	(0.01)	0.01	0.01	(0.02)	0.00	0.01	(0.01)

Statistical Arbitrage	--	--	--	--	--	--	0.11	(0.06)	(0.43)	(0.21)	0.16	0.19	(0.19)

Fixed Income Arbitrage	--	--	--	--	--	--	0.14	0.05	0.03	0.03	0.06	0.11	0.38

Mortgage Arbitrage	--	--	--	--	--	--	0.14	0.12	(1.41)	0.08	(0.09)	0.21	(0.81)

Other Arbitrage	--	--	--	--	--	--	(0.01)	0.00	0.01	(0.02)	0.02	0.01	0.01

Equity-Long Bias	--	--	--	--	--	--	(0.20)	0.16	(0.63)	0.11	(0.94)	(0.36)	(1.76)

Equity-No Bias	--	--	--	--	--	--	--	(0.01)	(0.03)	0.03	0.00	0.02	0.02

Distressed-Long Only	--	--	--	--	--	--	0.01	0.01	0.01	(0.04)	0.01	0.09	0.08

Credit/Capital Structure Arbitrage	--	--	--	--	--	--	(0.30)	(0.11)	0.16	0.00	0.24	0.30	0.32

Multi-Strategy	--	--	--	--	--	--	(0.75)	0.22	0.26	0.25	0.44	0.76	1.19

Cash & Liabilities	--	--	--	--	--	--	(0.01)	(0.02)	(0.03)	(0.01)	(0.02)	(0.04)	(0.43)

Total (Gross Return)	--	--	--	--	--	--	(0.98)	0.46	(1.92)	0.35	0.34	1.49	(0.30)

 Source: Morgan Stanley Investments LP

Report of Independent Auditors

To the Partners and Board of Directors of

Morgan Stanley Institutional Fund of Hedge Funds LP

We have audited the accompanying statement of assets, liabilities and partners’ capital of Morgan Stanley Institutional Fund of Hedge Funds LP (the “Fund”), including the schedule of investments, as of December 31, 2002, and the related statements of operations, changes in partners’ capital and cash flows for the period from July 1, 2002 (commencement of operations) to December 31, 2002. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the general partners/managers of the investment funds and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Stanley Institutional Fund of Hedge Funds LP at December 31, 2002, the results of its operations, changes in its partners’ capital and its cash flows for the period from July 1, 2002 (commencement of operations) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/S/    ERNST & YOUNG LLP

New York, New York

February 21, 2003

Morgan Stanley Institutional Fund of Hedge Funds LP

Statement of Assets, Liabilities and Partners’ Capital

December 31, 2002

Assets
Investments in investment funds, at fair value (cost $666,040,155)	$667,240,187
Cash and cash equivalents (cost $18,122,404)	18,122,404
Prepaid investments in investment funds	124,500,000
Due from broker	25,000,000
Receivable for investments sold	28,675,981
Other assets	94,845

Total assets	863,633,417

Liabilities
Subscriptions received in advance	142,736,629
Unrealized depreciation on swap contract	650,289
Management fee payable	453,481
Interest payable on open swap contract	135,964
Accrued expenses and other liabilities	300,709

Total liabilities	144,277,072

Partners’ capital	$719,356,345

Partners’ capital
Represented by:
Net capital contributions	$718,806,602
Accumulated net unrealized appreciation on investments	549,743

Total partners’ capital	$719,356,345

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Statement of Operations

For the Period from July 1, 2002 (Commencement of Operations) to

December 31, 2002

Investment income
Interest	$282,329

Expenses
Management fees	2,522,332
Organization costs	488,243
Interest expense on swap contract	227,040
Legal fees	126,000
Accounting and administration fees	84,629
Other	155,244

Total expenses	3,603,488

Net investment loss	(3,321,159)

Realized and unrealized gain/(loss) from investments:
Net realized gain on investments	341,136

Net change in unrealized appreciation on investments in investment funds	1,200,032
Net change in unrealized depreciation on swap contract	(650,289)

Net unrealized gain from investments	549,743

Net realized and unrealized gain on investments	890,879

Net decrease in partners’ capital derived from operations	$(2,430,280)

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Statement of Changes in Partners’ Capital

For the Period from July 1, 2002 (Commencement of Operations) to

December 31, 2002

	General Partner	Limited Partner	Total
Decrease in partners’ capital:
From operations
Net investment loss	$(120,993)	$(3,200,166)	$(3,321,159)
Net realized gain on investments	11,776	329,360	341,136
Net unrealized gain (loss) on investments	(58,430)	608,173	549,743

Net decrease in partners’ capital derived from operations	(167,647)	(2,262,633)	(2,430,280)

From partners’ capital transactions
Proceeds from partner subscriptions	25,000,868	696,810,950	721,811,818
Payments for partner redemptions	-	(25,193)	(25,193)
Reallocation of performance incentive	41,834	(41,834)	-

Net increase in partners’ capital derived from capital transactions	25,042,702	696,743,923	721,786,625

Total increase in partners’ capital	24,875,055	694,481,290	719,356,345
Partners’ capital at beginning of period	-	-	-

Partners’ capital at end of period	$24,875,055	$694,481,290	$719,356,345

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Statement of Cash Flows

For the Period from July 1, 2002 (Commencement of Operations) to

December 31, 2002

Cash flows from operating activities
Decrease in partners’ capital from operations	$(2,430,280)
Adjustments to reconcile decrease in partners’ capital from operations to net cash used in operating activities:
Net realized gains on investments	(341,136)
Net unrealized appreciation on investments	(549,743)
Purchase of investments	(694,375,000)
Increase in prepaid investments in investment funds	(124,500,000)
Increase in due from broker	(25,000,000)
Increase in interest payable on open swap contract	135,964
Increase in other assets	(94,845)
Increase in management fee payable	453,481
Increase in accrued expenses and other liabilities	300,709

Net cash used in operating activities	(846,400,850)

Cash flows from financing activities
Proceeds from partner subscriptions	864,548,447
Payments for partner redemptions	(25,193)

Net cash provided by financing activities	864,523,254

Net increase in cash and cash equivalents	18,122,404
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$18,122,404

Supplemental disclosure of cash flow information:
Cash paid during the period for interest on swap contract	$91,076

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Schedule of Investments

December 31, 2002

Description	Cost	Fair Value	Percent of Investment Fund Held	Percent of Partners’ Capital	First Available Redemption Date *	Liquidity **

Investment Funds

Convertible Arbitrage
Alta Partners, L.P.	$9,375,000	$11,092,348	11.48%	1.54%	9/30/2003	Quarterly
KBC Convertible Opportunities Fund	15,000,000	15,930,015	17.69	2.21	10/01/2003	Quarterly
Lydian Partners II L.P.	18,750,000	20,566,540	16.05	2.86	9/30/2004	Quarterly
Tiburon Fund, L.P.	21,000,000	22,329,775	7.35	3.10	N/A	Quarterly
Triborough Partners, LLC	6,250,000	6,646,188	28.28	0.92	N/A	Quarterly

Total Convertible Arbitrage	70,375,000	76,564,866		10.63

Credit Trading and Capital Structure Arbitrage
Fir Tree Recovery Fund, L.P.	15,500,000	17,173,804	4.95	2.39	6/30/2004	Quarterly
Hammerman Capital Partners, L.P.	8,500,000	9,498,968	11.31	1.32	9/30/2003	Quarterly
King Street Capital, L.P.	18,750,000	19,022,695	2.19	2.64	9/30/2003	Quarterly

Total Credit Trading and Capital Structure Arbitrage	42,750,000	45,695,467		6.35

Fixed Income Arbitrage
FrontPoint Fixed Income Opp. Fund, L.P.	24,750,000	25,876,395	6.98	3.60	9/30/2003	Quarterly
Highland Opportunity Fund, L.P.	6,000,000	5,613,061	7.51	0.78	3/31/2003	Quarterly
Vega Relative Value Fund, Ltd.	18,750,000	20,753,650	3.65	2.89	7/31/2003	Monthly

Total Fixed Income Arbitrage	49,500,000	52,243,106		7.27

Long Only Distressed
Avenue Asia Investments, L.P.	12,500,000	13,088,822	8.06	1.82	12/31/2003	Annually

Long-Short
Bryn Mawr Capital, L.P.	10,000,000	10,143,106	7.44	1.41	12/31/2002	Quarterly
Clarke & Bartlett European Equity Fund	10,500,000	10,487,182	7.07	1.46	8/31/2003	Monthly
Lancer Partners, L.P. (a)	15,625,000	2,659,375	5.48	0.37	7/01/2003	Semi-annually
Maverick Fund USA, Ltd.	21,875,000	22,184,756	1.06	3.08	12/31/2005	Annually

Total Long-Short	58,000,000	45,474,419		6.32

Merger Arbitrage
European Merger Fund, LLC	8,250,000	8,108,688	13.07	1.13	9/30/2003	Quarterly
Gruss Arbitrage Partners, L.P.	6,250,000	6,296,958	0.02	0.88	N/A	Quarterly

Total Merger Arbitrage	14,500,000	14,405,646		2.01

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Schedule of Investments (continued)

December 31, 2002

Description	Cost	Fair Value	Percent of Investment Fund Held	Percent of Partners’ Capital	First Available Redemption Date *	Liquidity **

Mortgage Arbitrage
Ellington Mortgage Partners, L.P.	$24,750,000	$26,250,364	18.08%	3.65%	12/31/2004	Annually
Safe Harbor Fund, L.P. (b)	18,750,000	7,695,755	(c)	1.07	N/A	Monthly
Structured Servicing Holdings, L.P.	23,750,000	27,481,844	12.60	3.82	N/A	Monthly

Total Mortgage Arbitrage	67,250,000	61,427,963		8.54

Multi-Strategy
AQR Absolute Return Instit. Fund, L.P.	21,750,000	22,376,260	8.21	3.11	9/30/2003	Quarterly
Clinton Multistrategy Fund, LLC	56,125,000	58,928,590	28.31	8.19	7/31/2003	Monthly
D.E. Shaw Laminar Fund, LLC	22,750,000	22,098,039	33.43	3.07	12/31/2003	Quarterly
Deephaven Market Neutral Fund LLC	30,000,000	31,434,955	7.14	4.37	N/A	Monthly
HBK Fund L.P.	34,375,000	35,561,000	2.38	4.94	N/A	Quarterly
Nisswa Fund, L.P.	9,375,000	9,641,810	31.72	1.34	N/A	Quarterly
OZ Domestic Partners, L.P.	37,500,000	37,379,855	2.57	5.20	9/30/2004	Quarterly
OZF Credit Opportunities Fund, L.P.	20,750,000	19,834,683	4.46	2.76	9/30/2004	Quarterly
Q Funding III, L.P.	11,500,000	12,236,526	7.81	1.70	9/30/2003	Quarterly
Sagamore Hill Partners, L.P.	18,750,000	19,536,458	7.76	2.72	N/A	Quarterly
Wellington Partners, Limited Partnership	28,750,000	30,081,325	1.95	4.18	6/30/2004	3 Years

Total Multi-Strategy	291,625,000	299,109,501		41.58

Other Arbitrage
The Carrousel Fund Ltd.	5,000,000	5,082,959	3.57	0.71	N/A	Monthly

Statistical Arbitrage
Algometrics (Cayman) Ltd.	11,000,000	10,855,983	13.13	1.51	3/31/2003	Monthly
Altus Fund, L.P.	6,250,000	5,982,267	16.48	0.83	12/31/2002	Quarterly
IKOS, L.P. Equity Class	18,375,000	18,833,549	73.49	2.62	6/30/2005	Quarterly
Sabre Fund Investment L.P.	9,375,000	9,194,464	19.58	1.28	N/A	Monthly
Thales Fund, L.P.	9,540,155	9,281,175	12.22	1.29	N/A	Quarterly

Total Statistical Arbitrage	54,540,155	54,147,438		7.53

Total Investments in Investment Funds (cost $666,040,155)	$666,040,155	$667,240,187		92.76%

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Schedule of Investments (continued)

December 31, 2002

Description	Cost	Fair Value	Percent of Partners’ Capital

Short-Term Investments
State Street Euro Dollar Time Deposit 0.750% due 1/02/03	$18,122,404	$18,122,404	2.52%

Total Investments in Investment Funds and Short-Term Investments	$684,162,559	$685,362,591	95.27

Other Assets and Liabilities (net)		33,993,754	4.73

Total Partners’ Capital		$719,356,345	100.00%

Detailed information about the Investment Funds’ portfolios is not available.

*	From original investment date
**	Available frequency of redemptions after initial lock-up period
N/A	Initial lock-up period has either expired prior to December 31, 2002 or Investment Fund did not have an initial lock-up period.
(a)	Fair valued at value other than that provided by the Investment Fund manager
(b)	In liquidation
(c)	Information not available

The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements

For the Period from July 1, 2002 (Commencement of Operations) to

December 31, 2002

1.    Organization

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) was organized under the laws of the State of Delaware as a limited partnership on November 6, 2001 pursuant to a limited partnership agreement and commenced operations on July 1, 2002 pursuant to an Amended and Restated Agreement of Limited Partnership (the “Agreement”). The Partnership is registered under the U.S. Investment Company Act of 1940 (“1940 Act”), as a closed-end, non-diversified management investment company. The Partnership’s investment objective is to seek capital appreciation principally through investing in investment funds (“Investment Funds”) managed by third-party Investment Managers who employ a variety of alternative investment strategies. Investments of the Partnership are selected opportunistically from a wide range of Investment Funds in order to create a broad-based portfolio of such Investment Funds while seeking to invest in compelling investment strategies and with promising Investment Managers at optimal times. The Partnership may seek to gain investment exposure to certain Investment Funds or to adjust market or risk exposure by entering into derivative transactions, such as total return swaps, options and futures.

The Partnership’s Board of Directors (the “Board”), provides broad oversight over the operations and affairs of the Partnership. A majority of the Board is comprised of persons who are independent with respect to the Partnership.

Morgan Stanley Alternative Investment Partners LP serves as the General Partner (the “General Partner”) of the Partnership subject to the ultimate supervision of, and subject to any policies established by, the Board of the Partnership. The General Partner is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). Morgan Stanley AIP GP LP serves as the Partnership’s investment adviser (the “Adviser”) and is responsible for providing day-to-day investment management services to the Partnership, subject to the supervision of the Board. The Adviser is registered as an investment adviser under the Advisers Act and as a commodity trading adviser and a commodity pool operator with the CFTC and the NFA. The General Partner and Adviser are affiliates of Morgan Stanley. The Partnership has no fixed termination date and will continue until dissolved in accordance with the terms of the Agreement. The General Partner’s capital account balance at December 31, 2002 was $24,875,055.

Limited partnership interests (the “Interests”) are generally issued at the beginning of each calendar quarter, unless otherwise determined at the discretion of the General Partner. Subsequent to the Partnership’s commencement of operations, additional subscriptions for Interests by eligible investors are accepted into the Partnership at net asset value. The Partnership may from time to time repurchase Interests (or portions of them) at net asset value pursuant to written tenders by Limited Partners.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

1.    Organization (continued)

Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board in its sole discretion. It is anticipated that the Partnership will make offers to repurchase Interests (or portions of them) from Limited Partners beginning on June 30, 2003 and quarterly thereafter. In general, the Partnership will initially pay at least 90% of the estimated value of the repurchased Interests (or portions of them) to Limited Partners within 30 days after the value of the Interests to be repurchased is determined and the remaining amount will be paid out promptly after completion of the year end audit.

2.    Significant Accounting Policies

The following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America. Such policies are consistently followed by the Partnership in preparation of its financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements, including the estimated fair value of investments. Actual results could differ from those estimates.

Portfolio Valuation

The net asset value of the Partnership will be determined as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board.

At December 31, 2002, 94.02% of the Partnership’s portfolio was comprised of investments in Investment Funds. Of the remainder of the portfolio, 3.43%, based on the notional value, was invested in a total return equity swap (see Note 5) and 2.55% in a Eurodollar time deposit. Partnership investments are carried at fair value. In general, an investment in an Investment Fund is valued at an amount equal to the Partnership’s pro rata interest in the net assets of each Investment Fund, as supplied by the Investment Fund manager. Such valuations are net of management and performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements. These Investment Funds value their underlying investments in accordance with policies established by such Investment Funds, as described in each of their financial statements and offering memoranda. The Partnership’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. Where no value is readily available from an Investment Fund or where a value supplied by an Investment Fund is deemed not to be indicative of its value, the Adviser will determine, in good faith, the fair value of the Investment Fund under procedures adopted by the Board and subject to Board supervision. In accordance with the Agreement, the Adviser values the Partnership’s assets based on such reasonably available relevant information as it considers material. Because of the inherent uncertainty of valuation, the values of the Partnership investments may

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

2.    Significant Accounting Policies (continued)

Portfolio Valuation (continued)

differ significantly from the values that would have been used had a ready market for the investments held by the Partnership been available. An Investment Fund with a value of $2,659,375 representing 0.37% of partners’ capital was fair valued in good faith by the Adviser at December 31, 2002 at a value different than the value supplied by the Investment Fund Manager. Investments in an Investment Fund with a value of $7,695,755 representing 1.07% of partners’ capital was in liquidation at December 31, 2002. The fair value of such Investment Fund has been determined based on information provided by the Investment Fund’s administrator consistent with the methodology approved by such Investment Fund’s Board of Directors. Such Investment Fund’s fair value does not reflect any potential contingent liabilities associated with either the liquidation of such Investment Fund or the pending Securities and Exchange Commission action against the Investment Fund and its former investment advisor.

Income Recognition and Expenses

The Partnership recognizes interest income on an accrual basis. Income, expenses and realized and unrealized gains and losses are recorded monthly. The change in Investment Funds’ net asset value is included in unrealized appreciation/depreciation on investments in Investment Funds on the Statement of Operations. Distributions received, whether in the form of cash or securities, are applied as a reduction of the Investment Fund’s cost on a pro-rata basis.

The Adviser has voluntarily undertaken to bear certain initial organization and offering expenses of $1,077,000 otherwise borne by the Partnership and its partners during the Partnership’s first twelve months of operations. The Adviser’s undertaking provides that the Limited Partners will not bear initial organization and offering expenses in excess of 0.15% of partners’ capital as a result of the Partnership’s start up. Ongoing offering costs are charged to capital as incurred.

Net profits or net losses of the Partnership for each of its fiscal periods are allocated among and credited to or debited against the capital accounts of all Limited Partners and the General Partner (collectively, the “Partners”) as of the last day of each month in accordance with Partners’ investment percentages as of the first day of each month. Net profits or net losses are measured as the net change in the value of the net assets of the Partnership, including any net change in unrealized appreciation or depreciation of investments and income, net of accrued expenses, and realized gains or losses, before giving effect to any repurchases by the Partnership of Interests or portions of Interests.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

2.    Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Partnership treats all highly liquid financial instruments that have original maturities within three months of acquisition as cash equivalents. Cash equivalents are valued at cost plus accrued interest, which approximates fair value. All cash is invested overnight in a short-term time deposit with the Partnership’s custodian, State Street Bank and Trust Company.

Income Taxes

No provision for federal, state, or local income taxes is provided in the financial statements. In accordance with the Internal Revenue Code of 1986, the Partners are to include their respective share of the Partnership’s realized profits or losses in their individual tax returns.

In accordance with the accounting guidance provided in the AICPA Audit and Accounting Guide, “Audits of Investment Companies”, the Partnership reclassified $3,321,159 and $341,136 from accumulated net investment loss and accumulated net realized gain, respectively, to net capital contributions. This reclassification was to reflect, as an adjustment to net capital contributions, the amounts of taxable income or loss that have been allocated to the Partners and had no effect on net assets.

3.    Management Fee, Performance Incentive, Related Party Transactions and Other

Under the terms of the Investment Advisory Agreement dated June 30, 2002 between the Adviser and the Partnership, the Adviser receives a management fee for services provided to the Partnership, calculated and paid monthly at a rate of 0.063% (0.75% on an annualized basis) of the Partnership’s net assets as of the end of business on the last business day of each month, before adjustment for any redemptions effective on that day. The Adviser may, out of its own resources and in its sole discretion, rebate the management fee for significant investors and also for certain employees of the Adviser and certain affiliates of the Adviser. A portion of the Management Fee may be paid to placement agents that assist in the placement of Interests and that may be affiliated with the Adviser and the General Partner. At December 31, 2002, $453,481 in management fees were payable to the Adviser. For the period from July 1, 2002 to December 31, 2002, the Partnership incurred management fees of $2,522,332.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

3.    Management Fee, Performance Incentive, Related Party Transactions and Other (continued)

Under the terms of the Agreement, the General Partner’s “Performance Incentive” for each Incentive Period, as defined in the Agreement, is equal to 15% of the amount, if any, of: (1) the net profits allocated to each Limited Partner’s capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (2) the greater of (a) the Limited Partner’s Hurdle Rate Amount (as defined below) for the Incentive Period or (b) the Loss Carryforward Amount(s), as defined in the Agreement, applicable to the Limited Partner’s capital account. With respect to each Limited Partner for each Incentive Period, Performance Incentives allocated to the General Partner initially will not exceed 1.75% of the Limited Partner’s ending capital account balance for that Incentive Period, as determined prior to the deduction of the Performance Incentive.

The Partnership’s “Hurdle Rate” for a given Incentive Period is initially equal to 5% per annum plus the rate of return achieved by the Salomon Smith Barney Three-Month U.S. Treasury Bill Index over the same Incentive Period. A Limited Partner’s “Hurdle Rate Amount” for a given Incentive Period is equal to the Hurdle Rate calculated for a given Incentive Period multiplied by the Limited Partner’s capital account balance as of the beginning of that Incentive Period. The Hurdle Rate is not cumulative and resets for each Incentive Period at the beginning of each such Incentive Period. The Performance Incentive will be debited from each Partner’s capital account and credited to the General Partner’s capital account at the end of each such Incentive Period. During the period ended December 31, 2002, the Performance Incentive earned was $41,834.

State Street Bank and Trust Company (the “Administrator”) provides administrative services to the Partnership under an Administration Agreement. Under the Administration Agreement, the Administrator is paid a fee computed and payable monthly at an annual rate of 0.0325% of the Partnership’s average monthly net assets. Effective January 1, 2004, this fee will increase to 0.0650%. In addition, the Partnership is charged for certain out-of-pocket expenses incurred by the Administrator on its behalf.

State Street Bank and Trust Company also serves as the custodian for the Partnership. Custody fees are payable monthly based on assets held in custody and investment purchases and sales activity, plus reimbursement for certain out-of-pocket expenses.

Each Director of the Partnership who is not a director, officer or employee of the Adviser, the General Partner or other subsidiary of Morgan Stanley, and not otherwise an “interested person” of the Partnership as defined under the 1940 Act, is paid an annual retainer of $3,000 plus reasonable out-of-pocket expenses. Directors are reimbursed by the Partnership for their travel expenses related to Board meetings.

Placement agents may be retained by the Partnership or the General Partner to assist in the placement of Interests. A placement agent, which may be affiliated with the General Partner or the Adviser, will generally be entitled to receive a placement fee from each investor purchasing an Interest through a placement agent. The placement fee will be added to a prospective investor’s subscription amount; it will

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

3.    Management Fee, Performance Incentive, Related Party Transactions and Other (continued)

not constitute a capital contribution made by the investor to the Partnership nor part of the assets of the Partnership. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the General Partner. No fees were paid to placement agents for the period ended December 31, 2002.

At December 31, 2002, there was one limited partner, unaffiliated with Morgan Stanley, with a capital balance that represented 79% of the Partnership’s capital.

4.    Investments in Investment Funds

As of December 31, 2002, the Partnership invested in Investment Funds, none of which were affiliates of Morgan Stanley. The agreements related to investments in Investment Funds provide for compensation to the Investment Funds’ managers/general partners in the form of management fees ranging from 1.0% to 2.5% annually of net assets and performance incentive fees/allocations ranging from 20% to 25% of net profits earned. The Partners indirectly were charged management fees and incentive fees/allocations of $4,514,568 and $8,460,240, respectively by virtue of the Partnership’s investments in Investment Funds as reported to the Partnership by underlying Investment Fund managers representing approximately 91% of the Partnership’s capital. The General Partner was not able to obtain specific fee/allocation amounts charged to the Partnership for the remaining 9% and does not know what these amounts are. Detailed information related to each Investment Fund is included on the Schedule of Investments. At December 31, 2002, approximately 27% of the Partnership’s capital is invested in Investment Funds with lock-ups extending beyond one year from December 31, 2002.

Prepaid investments in Investment Funds represent amounts transferred to Investment Funds prior to period end relating to investments to be made effective January 1, 2003, pursuant to each Investment Fund’s offering memorandum/member/limited partnership agreements (as applicable).

For the period ended December 31, 2002, aggregate purchases and sales of Investment Funds were $694,375,000 and $28,675,981 respectively.

The cost of investments for Federal income tax purposes is adjusted for items of taxable income allocated to the Partnership from the Investment Funds. The allocated taxable income is reported to the Partnership by the Investment Funds on Schedules K-1. The Partnership has not yet received all such Schedules K-1 for the period ended December 31, 2002.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

5.    Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Partnership invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, written option contracts, and equity swaps. The Partnership’s risk of loss in these Investment Funds is limited to the value of these investments as reported by the Partnership.

Swap Agreements

The Partnership may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in an attempt to obtain a particular return when the Adviser determines appropriate, possibly at a lower cost than if the Partnership had invested directly in the investment or instrument. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of returns) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by the Partnership require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). Swaps are valued based on market values provided by dealers. The Partnership is subject to the market risk associated with changes in the value of the underlying investment or instrument, as well as exposure to credit risk associated with counterparty nonperformance on swap contracts. The risk of loss with respect to swaps is limited to the net amount of payments that the Partnership is contractually obligated to make. If the other party to a swap defaults, the Partnership’s risk of loss consists of the net amount of payments that the Partnership contractually is entitled to receive, which may be different than the amounts recorded on the Statement of Assets, Liabilities and Partners’ Capital.

The unrealized gain or loss, rather than the contract amount, represents the approximate future cash to be received or paid, respectively.

Morgan Stanley Institutional Fund of Hedge Funds LP

Notes to Financial Statements (continued)

5.    Financial Instruments with Off-Balance Sheet Risk (continued)

Swap Agreements (continued)

As of December 31, 2002, the following swap contract was outstanding:

Notional Amount	Maturity Date	Description	Net Unrealized Depreciation

$25,000,000	9/30/04	Agreement with UBS, dated 8/01/02 to receive the total return of the Series B Investment Class shares of Anova Fund Ltd. in exchange for an amount to be paid quarterly, equal to the LIBOR rate plus 0.33%.	$(650,289)

Cash for the full notional amount has been deposited with the counterparty and is included in Due from broker on the Statement of Assets, Liabilities and Partners’ Capital.

6.    Financial Highlights

The following represents ratios to average Limited Partners’ capital and other supplemental information for Limited Partners for the period from July 1, 2002 (commencement of operations) to December 31, 2002. The calculations below are not annualized.

Total return*	(0.67%)	**
Ratio of total expenses to average Limited Partners’ Capital	0.55%	**
Ratio of net investment loss to average Limited Partners’ Capital	(0.51%)	**
Portfolio turnover	5%
Net assets at end of the period (000s)	$719,356

* Total return assumes a purchase of an interest in the Partnership at the beginning of the period indicated and a sale of the Partnership interest on the last day of the period indicated, after Performance Incentive, if any, to the Adviser, and does not reflect the impact of placement fees, if any, incurred when subscribing to the Partnership.

** Includes impact of performance incentive which represented less than 0.005%.

7.    Subsequent Events

From January 1, 2003 through February 21, 2003, the Partnership accepted and received approximately $151 million in additional contributions of which approximately $143 million was received prior to December 31, 2002.

Information Concerning Directors and Officers (Unaudited)

Name, Address and Date of Birth	Position(s) Held with the Partnership	Term of Office/ Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen Within the Complex	Other Directorships Held Outside the Complex

Independent Directors

John D. Barrett II Barrett Associates, Inc. 565 Fifth Avenue New York, NY 10017 8/21/35	Director, Member of the Audit Committee	From July 1, 2002	Chairman and Director of Barrett Associates, Inc. (investment advisory firm); Chairman, and Director Emeritus of the Barrett Growth Fund; Limited Partner, Long Meadow Holdings, LP; Limited Partner, Barrett capital Growth Partners, LP	90	Director of the Ashforth Company (real estate); Director/Trustee of various funds managed, advised, administered or distributed by Morgan Stanley or its subsidiaries (collectively, the “Fund Complex”)

Thomas P. Gerrity 219 Grays Lane Haverford, PA 19041 7/13/41	Director, Member of the Nominating and Compensation Committee	From July 1, 2002	Professor of Management and formerly Dean, Wharton School of Business, University of Pennsylvania; formerly Director IKON Office Solutions, Inc. (office equipment), Fiserv (financial services), Digital Equipment Corporation (computer equipment); ICG Commerce, Inc. (internet commerce); Investor Force Holdings, Inc. (institutional investment information services and Union Carbide Corporation (chemicals)	90	Sunoco (oil refining); Fannie Mae (mortgage Finance); CVS Corporation (retail pharmacy); Knight-Ridder, Inc. (newspapers); Director/Trustee of various funds in the Fund Complex

Gerard E. Jones Shipman & Goodwin, LLP 43 Arch Street Greenwich, CT 06830 1/23/37	Director, Member of the Audit Committee	From July 1, 2002	Of Counsel, Shipman & Goodwin, LLP (law firm)	92	Director of Tractor Supply Company, Tiffany Foundation, Fairfield County Foundation; Director/Trustee of various funds in the Fund Complex

Joseph J. Kearns Kearns & Associates LLC PMB 754 23852 Pacific Coast Highway Malibu, CA 90265 8/2/42	Director, Chairman of the Audit Committee	From July 1, 2002	Investment consultant; formerly CFO of The J. Paul Getty Trust	90	Director, Electro Rent Corporation (equipment leasing); Director, The Ford Family Foundation; Trustee of Morgan Stanley Institutional Trust; Director/Trustee of various funds in the Fund Complex

* Each director serves an indefinite term, until his or her successor is elected.

Information Concerning Directors and Officers (Unaudited)

Name, Address and Date of Birth	Position(s) Held with the Partnership	Term of Office/ Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen Within the Complex	Other Directorships Held Outside the Complex

Vincent R. McLean 702 Shackamaxon Dr. Westfield, NJ 07090 6/1/31	Director, Member of the Audit Committee	From July 1, 2002	Formerly, Executive Vice President, Chief Financial Officer, Director and Member of the Executive Committee of Sperry Corporation (now part of Unisys Corporation)	90

Director, Legal and General America, Inc. (insurance); Director, Banner Life

Insurance Co.; Director, William Penn Life Insurance Company of New York; Director/Trustee of various funds in the Fund Complex

C. Oscar Morong, Jr. 1385 Outlook Drive West Moutainside, MJ 07902 4/22/35	Director, Member of the Audit Committee	From July 1, 2002	Managing Director, Morong Capital Management; formerly Senior Vice President and Investment Manager for CREF, TIAA-CREF Investment Management, Inc. (investment management); formerly, Director, Ministers and Missionaries Benefit Board of American Baptist Churches	90

Trustee of the mutual funds in the Smith Barney/

CitiFunds fund complex; Trustee of Morgan Stanley Institutional Trust; Director/Trustee of various funds in the Fund Complex; formerly, Director, The Indonesia Fund Inc. (closed-

end fund)

William G. Morton, Jr. 304 Newbury Street #560 Boston, MA 02115 3/13/37	Director, Member of the Nominating and Compensation Committee	From July 1, 2002	Chairman Emeritus and former Chief Executive Officer of Boston Stock Exchange	90	Director of Radio Shack Corporation (electronics); Director/Trustee of various funds in the Fund Complex

Michael Nugent c/o Triumph Capital, L.P. 237 Park Avenue New York, NY 10017 5/25/36	Director, Member of the Nominating and Compensation Committee	From July 1, 2002	General Partner, Triumph Capital, L.P. (private investment partnership); formerly, Vice President, Bankers Trust Company and BT Capital Corporation	213	Director/Trustee of various funds in the Fund Complex; director of various business organizations

*	Each director serves an indefinite term, until his or her successor is elected.

Information Concerning Directors and Officers (Unaudited)

Name, Address and Date of Birth	Position(s) Held with the Partnership	Term of Office/ Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen Within the Complex	Other Directorships Held Outside the Complex

Fergus Reid 85 Charles Colman Blvd. Pawling, NY 12564 8/12/32	Director, Member of the Nominating and Compensation Committee	From July 1, 2002	Chairman and Chief Executive Officer of Lumelite Plastics Corporation	92	Trusteee and Director of approximately 30 investment companies in the JP Morgan Funds complex managed by JP Morgan Investment Management, Inc.; Director/Trustee of various funds in the Fund Complex

Interested Directors**

Ronald E. Robison Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas New York, NY 10020 1/13/39	Director, President	From July 1, 2002	Chief Global Operations Officer and Managing Director of Morgan Stanley Investment Management Inc.; Managing Director of Morgan Stanley & Co. Incorporated; Managing Director, Chief Administrative Officer and Director (since 1999) of Morgan Stanley Investment Advisors, Inc. and Morgan Stanley Services, Inc. and Chief Executive Officer and Director of Morgan Stanley Trust; formerly, Managing Director and Chief Operating Officer of TCW Investment Management Company; and Managing Director of The Trust Company of the West	93	Director /Trustee and President of various funds in the Fund Complex

Barton M. Biggs Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas New York, NY 10020 11/26/32	Director, Chairman of the Board	From July 1, 2002 ***	Chairman, Director and Managing Director of Morgan Stanley Investment Management, Inc. and Chairman and Director of Morgan Stanley Investment Management Limited; Managing Director of Morgan Stanley & Co. Incorporated; Member of the Yale Development Board	93	Director/Trustee and Chairman of the Board of various funds in the Fund Complex

*	Each director serves an indefinite term, until his or her successor is elected.
**	Messrs. Robison and Biggs are interested persons of the Partnership as a result of their affiliation with Morgan Stanley & Co.
***	On February 13, 2003, Barton M. Biggs resigned as Director and Chairman of the Board of Directors of the Partnership. On that same day, Mitch Merin, President and Chief Operating Officer of Morgan Stanley Investment Management, Inc., was elected by the Partnership’s Board of Directors to serve as a Director and Chairman of the Board of Directors of the Partnership.

Information Concerning Directors and Officers (Unaudited)

Name, Address and Date of Birth	Position(s) Held with the Partnership	Term of Office/ Length of Time Served*	Principal Occupation(s) During Past 5 Years

Officers
Stefanie V. Chang Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas New York, NY 10020 11/30/66	Vice President and Secretary	From July 1, 2002

Executive Director of Morgan

Stanley & Co. Incorporated and

Morgan Stanley Investment

Management Inc.; Vice President of

certain funds in the Fund Complex;

formerly, practiced law with the New

York law firm of Rogers & Wells

(now Clifford Chance U.S. LLP)

R. Putnam Coes, III Morgan Stanley Alternative Investment Partners LP One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, PA 19428 2/19/65	Vice President	From July 1, 2002

Executive Director and Chief

Operating Officer of the General

Partner; Executive Director of

Morgan Stanley & Co. Incorporated

and of Morgan Stanley Investments

LP; formerly, Vice President and

Manager of Global Strategy for

Marakon Associates, a management

consulting firm

Noel Langlois Morgan Stanley Alternative Investment Partners LP One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, PA 19428 11/20/69	Treasurer	From July 1, 2002	Executive Director of Morgan Stanley Investments LP and Vice President of the General Partner; Chartered Financial Analyst Charterholder

James W. Garrett Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas New York, NY 10020 12/29/68	Assistant Treasurer	From July 1, 2002	Executive Director of Morgan Stanley Investment Management Inc.; Treasurer of certain funds in the Fund Complex; formerly with Price Waterhouse LLP (now PricewaterhouseCoopers LLP)

*	Each officer serves an indefinite term, until his or her successor is elected.

Morgan Stanley Institutional Fund of Hedge Funds LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428

Directors and Officers

Ronald E. Robison	Director, President
Barton M. Biggs	Director, Chairman**
John D. Barrett II	Director*
Thomas P. Gerrity	Director
Gerard E. Jones	Director*
Joseph J. Kearns	Director*
Vincent R. McLean	Director*
C. Oscar Morong, Jr.	Director*
William G. Morton, Jr.	Director
Michael Nugent	Director
Fergus Reid	Director
Stefanie V. Chang	Vice President, Secretary
R. Putnam Coes, III	Vice President
Noel Langlois	Treasurer
James W. Garrett	Assistant Treasurer

*	Audit Committee Members
**	On February 13, 2003, Barton M. Biggs resigned as Director and Chairman of the Board of Directors of the Partnership. On that same day, Mitch Merin, President and Chief Operating Officer of Morgan Stanley Investment Management, Inc., was elected by the Partnership’s Board of Directors to serve as a Director and Chairman of the Board of Directors of the Partnership.

Investment Adviser

Morgan Stanley AIP GP LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428

Administrator, Custodian, Fund Accounting Agent and Escrow Agent

State Street Bank and Trust Company

225 Franklin Street

Boston, Massachusetts 02116

Independent Auditors

Ernst & Young LLP

5 Times Square

New York, New York 10036

Legal Counsel

Shearman & Sterling

801 Pennsylvania Avenue, N.W.

Suite 900

Washington, D.C. 20004

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

                                          MORGAN STANLEY
                                          INSTITUTIONAL FUND OF HEDGE
                                          FUNDS LP

                                          Financial Statements (Unaudited)

                                          For the six months ended June 30, 2003

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Financial Statements (Unaudited)
For the Six Months Ended June 30, 2003

                                    Contents

Financial Statements

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Statement of Assets, Liabilities and Partners' Capital (Unaudited)
June 30, 2003

Assets
Investments in investment funds, at fair value (cost $815,377,562)             $876,467,013
Investments in affiliated investment funds, at fair value (cost $10,500,000)     10,930,140
                                                                               ------------
Total investments in investment funds, at fair value (cost $825,877,562)        887,397,153
Cash and cash equivalents (cost $10,393,791)                                     10,393,791
Prepaid investments in investment funds                                          13,750,000
Due from broker                                                                  25,025,474
Receivable for investments sold                                                   5,000,000
Unrealized appreciation on swap contract                                            623,969
Other assets                                                                            144
                                                                               ------------
Total assets                                                                    942,190,531
                                                                               ------------
Liabilities
Subscriptions received in advance                                                 6,185,029
Management fee payable                                                              589,341
Interest payable on open swap contract                                              102,375
Accrued expenses and other liabilities                                              441,264
                                                                               ------------
Total liabilities                                                                 7,318,009
Partners' capital                                                              $934,872,522
                                                                               ============
Partners' capital
Represented by:
Net capital contributions                                                      $872,728,962
Accumulated net unrealized appreciation on investments                           62,143,560
                                                                               ------------
Total partners' capital                                                        $934,872,522
                                                                               ============

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        1

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Statement of Operations (Unaudited)
For the Six Months Ended June 30, 2003

Investment income
Interest                                                            $   266,815

Expenses
Management fees                                                       3,424,720
Organization costs                                                      567,882
Interest expense on swap contract                                       210,500
Legal fees                                                              157,780
Accounting and administration fees                                      113,038
Insurance expense                                                        98,957
Other                                                                   206,448
                                                                    -----------
   Total expenses                                                     4,779,325
                                                                    -----------
Net investment loss                                                  (4,512,510)

Realized and unrealized gain/(loss) from investments:
   Net realized loss on investments                                    (315,575)
   Net change in unrealized appreciation on investments in
      investment funds                                               60,319,559
   Net change in unrealized appreciation on swap contract             1,274,258
                                                                    -----------
   Net unrealized gain from investments                              61,593,817
                                                                    -----------
Net realized and unrealized gain on investments                      61,278,242
                                                                    -----------
Net increase in partners' capital derived from operations           $56,765,732
                                                                    ===========

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        2

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Statement of Changes in Partners' Capital

                                              General        Limited
                                              Partner        Partner         Total
                                            -----------   ------------   ------------
For the period July 1, 2002* through
   December 31, 2002
Partners' capital at July 1, 2002           $        --   $         --   $         --
                                            -----------   ------------   ------------
Decrease in partners' capital:
From operations
   Net investment loss                         (120,993)    (3,200,166)    (3,321,159)
   Net realized gain on investments              11,776        329,360        341,136
   Net unrealized gain (loss) on
      investments                               (58,430)       608,173        549,743
                                            -----------   ------------   ------------
Net decrease in partners' capital derived
   from operations                             (167,647)    (2,262,633)    (2,430,280)
                                            -----------   ------------   ------------
From partners' capital transactions
   Proceeds from partner subscriptions       25,000,868    696,810,950    721,811,818
   Payments for partner redemptions                  --        (25,193)       (25,193)
   Reallocation of performance incentive         41,834        (41,834)            --
                                            -----------   ------------   ------------
Net increase in partners' capital
   derived from capital transactions         25,042,702    696,743,923    721,786,625
                                            -----------   ------------   ------------
Total increase in partners' capital          24,875,055    694,481,290    719,356,345
                                            -----------   ------------   ------------
Partners' capital at December 31, 2002      $24,875,055   $694,481,290   $719,356,345
                                            ===========   ============   ============
For the six months ended June 30, 2003
   (Unaudited)
Partners' capital at January 1, 2003        $24,875,055   $694,481,290   $719,356,345
                                            -----------   ------------   ------------
Increase in partners' capital:
From operations
   Net investment loss                         (125,484)    (4,387,027)    (4,512,510)
   Net realized loss on investments              (9,036)      (306,539)      (315,575)
   Net unrealized gain (loss) on
      investments                             1,755,251     59,838,567     61,593,817
                                            -----------   ------------   ------------
Net decrease in partners' capital derived
   from operations                            1,620,731     55,145,001     56,765,732
                                            -----------   ------------   ------------
From partners' capital transactions
   Proceeds from partner subscriptions               --    158,785,504    158,785,504
   Payments for partner redemptions                  --        (35,059)       (35,059)
                                            -----------   ------------   ------------
Net increase in partners' capital
   derived from capital transactions                 --    158,750,445    158,750,445
                                            -----------   ------------   ------------
Total increase in partners' capital           1,620,731    213,895,446    215,516,177
Partners' capital at June 30, 2003          $26,495,786   $908,376,736   $934,872,522
                                            ===========   ============   ============

* Commencement of operations.

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        3

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Statement of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2003

Cash flows from operating activities
Increase in partners' capital from operations                     $  56,765,732
Adjustments to reconcile decrease in partners' capital from
   operations to net cash used in operating activities:
   Net realized losses on investments                                   315,575
   Net unrealized appreciation on investments                       (61,593,817)
   Purchase of investments                                         (180,500,000)
   Proceeds from sales of investments                                44,022,999
   Decrease in prepaid investments in investment funds              110,750,000
   Decrease in interest payable on open swap contract                   (33,589)
   Decrease in other assets                                              69,227
   Increase in management fee payable                                   135,860
   Increase in accrued expenses and other liabilities                   140,555
                                                                  -------------
Net cash used in operating activities                               (86,693,190)

Cash flows from financing activities
Proceeds from partner subscriptions                                  22,233,904
Payments for partner redemptions                                        (35,059)
                                                                  -------------
Net cash provided by financing activities                            22,198,845

Net increase in cash and cash equivalents                            (7,728,613)
Cash and cash equivalents at beginning of period                     18,122,404
                                                                  -------------
Cash and cash equivalents at end of period                        $  10,393,791
                                                                  =============

Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense                  $     210,500
                                                                  =============

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        4

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Schedule of Investments (Unaudited)
June 30, 2003

                                                                                             First
                                                                              Percent of   Available
                                                                   Fair        Partners'   Redemption
                 Description                         Cost          Value        Capital       Date *     Liquidity **
----------------------------------------------   -----------   ------------   ----------   ----------   -------------
Investment Funds

Convertible Arbitrage
   Alta Partners, L.P.                           $ 9,375,000   $ 13,049,388      1.40%      9/30/2003     Quarterly
   KBC Convertible Opportunities Fund             21,000,000     24,484,770      2.62%     10/01/2003     Quarterly
   Lydian Partners II L.P.                        18,750,000     23,611,890      2.52%      9/30/2004     Quarterly
   Tiburon Fund, L.P.                             29,000,000     31,031,252      3.32%         N/A        Quarterly
   Triborough Partners, LLC                        8,250,000      8,756,115      0.94%         N/A        Quarterly
                                                 -----------   ------------     -----
Total Convertible Arbitrage                       86,375,000    100,933,415     10.80%

Credit Trading and Capital Structure Arbitrage
   Fir Tree Recovery Fund, L.P.                   15,500,000     19,530,498      2.09%      6/30/2004     Quarterly
   Hammerman Capital Partners, L.P.                8,500,000     11,885,407      1.27%      9/30/2003     Quarterly
   KBC Credit Arbitrage Fund                      10,000,000     10,764,115      1.15%         N/A         Monthly
   King Street Capital, L.P.                      18,750,000     21,574,931      2.31%      9/30/2003     Quarterly
   Trilogy Financial Partners, L.P.                8,000,000      8,620,520      0.92%         N/A        Quarterly
                                                 -----------   ------------     -----
Total Credit Trading and Capital Structure
   Arbitrage                                      60,750,000     72,375,471      7.74%

Fixed Income Arbitrage
   FrontPoint Fixed Income Opp. Fund, L.P.        24,750,000     26,980,655      2.89%      9/30/2003     Quarterly
   Highland Opportunity Fund, L.P.                13,000,000     13,259,634      1.42%         N/A        Quarterly
   Vega Relative Value Fund, Ltd.                 24,750,000     29,317,372      3.13%      7/31/2003      Monthly
                                                 -----------   ------------     -----
Total Fixed Income Arbitrage                      62,500,000     69,557,661      7.44%

Long Only Distressed
   Avenue Asia Investments, L.P.                  16,500,000     18,823,844      2.01%     12/31/2003     Annually

Long-Short
   Bryn Mawr Capital, L.P.                        13,000,000     13,582,760      1.45%         N/A        Quarterly
   Clarke & Bartlett European Equity Fund         10,500,000     10,700,747      1.15%      8/31/2003      Monthly
   FrontPoint Healthcare Fund, L.P.                4,500,000      4,500,732      0.48%         N/A        Quarterly
   KiCap Network Fund, L.P.                       10,000,000      9,870,137      1.06%         N/A        Quarterly
   Lancer Partners, L.P. (a)                      15,625,000              0      0.00%      7/01/2003   Semi-annually
   Maverick Fund USA, Ltd.                        21,875,000     23,028,688      2.46%     12/31/2005     Annually
   Tiger Technology, L.P.                          6,500,000      6,936,000      0.74%      5/16/2006     Annually
                                                 -----------   ------------     -----
Total Long-Short                                  82,000,000     68,619,064      7.34%

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        5

[LOGO] Morgan Stanley

-------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Schedule of Investments (Unaudited) (continued)
June 30, 2003

                                                                                               First
                                                                                Percent of    Available
                                                                     Fair        Partners'   Redemption
               Description                            Cost          Value        Capital        Date *    Liquidity **
-----------------------------------------------   ------------   ------------   ----------   ----------   ------------
Merger Arbitrage
   European Merger Fund, LLC                      $  8,250,000   $  8,348,417      0.89%      9/30/2003     Quarterly
   Gruss Arbitrage Partners, L.P.                    6,250,000      6,469,833      0.69%        N/A         Quarterly
                                                  ------------   ------------     -----
Total Merger Arbitrage                              14,500,000     14,818,250      1.58%

Mortgage Arbitrage
   Ellington Mortgage Partners, L.P.                24,750,000     28,030,546      3.00%     12/31/2004     Annually
   Safe Harbor Fund, L.P. (b)                       18,750,000      7,978,480      0.85%         N/A         Monthly
   Structured Servicing Holdings, L.P.              23,750,000     30,331,938      3.25%         N/A         Monthly
                                                  ------------   ------------     -----
Total Mortgage Arbitrage                            67,250,000     66,340,964      7.10%

Multi-Strategy
   AQR Absolute Return Instit. Fund, L.P.           24,750,000     27,451,537      2.93%      9/30/2003     Quarterly
   Clinton Multistrategy Fund, LLC                  56,125,000     61,203,573      6.55%      7/31/2003      Monthly
   D.E. Shaw Laminar Fund, LLC                      22,750,000     27,104,698      2.90%     12/31/2003     Quarterly
   Deephaven Market Neutral Fund LLC                33,000,000     36,478,802      3.90%         N/A         Monthly
   HBK Fund L.P.                                    35,875,000     39,695,000      4.25%         N/A        Quarterly
   Jet Capital Arbitrage and Event Fund I, L.P.      9,000,000      9,228,500      0.99%         N/A        Quarterly
   K Capital II, L.P.                               17,000,000     17,938,801      1.92%      3/31/2004     Annually
   Nisswa Fund, L.P.                                16,875,000     17,547,038      1.88%         N/A        Quarterly
   Onyx Capital Fund L.P.                           18,000,000     17,652,132      1.89%     11/16/2003     Annually
   OZ Domestic Partners, L.P.                       37,500,000     40,969,873      4.38%      9/30/2004     Quarterly
   OZF Credit Opportunities Fund, L.P.              20,750,000     23,663,628      2.53%      9/30/2004     Quarterly
   Q Funding III, L.P.                              11,500,000     16,608,147      1.78%      9/30/2003     Quarterly
   Sagamore Hill Partners, L.P.                     18,750,000     21,186,094      2.26%         N/A        Quarterly
   Wellington Partners, Limited Partnership         42,750,000     47,075,146      5.03%      6/30/2004      3 Years
                                                  ------------   ------------     -----
Total Multi-Strategy                               364,625,000    403,802,969     43.19%

Other Arbitrage
   The Carrousel Fund Limited(c)                    10,500,000     10,930,140      1.17%         N/A         Monthly

Statistical Arbitrage
   Altus Fund, L.P.                                  6,250,000      5,945,898      0.64%         N/A        Quarterly
   IKOS, L.P. Equity Class                          33,375,000     34,410,860      3.68%      6/30/2005     Quarterly
   Sabre Fund Investment L.P.                        4,712,407      4,551,702      0.49%         N/A         Monthly
   Thales Fund, L.P.                                 4,540,155      4,582,509      0.49%         N/A        Quarterly
   Ventus Fund Limited                              12,000,000     11,704,406      1.25%         N/A         Monthly
                                                  ------------   ------------     -----
Total Statistical Arbitrage                         60,877,562     61,195,375      6.55%

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        6

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Schedule of Investments (Unaudited) (continued)
June 30, 2003

                                                                         Percent of
                                                              Fair        Partners'
            Description                        Cost          Value         Capital
----------------------------------------   ------------   ------------   ----------
Total Investments in Investment Funds
   (cost $825,877,562)                     $825,877,562   $887,397,153      94.92%

Short-Term Investments
   State Street Euro Dollar Time Deposit
      0.500% due 07/01/03                  $ 10,393,791     10,393,791       1.11%
                                           ------------   ------------     ------

Total Investments in Investment Funds
   and Short-Term Investments              $836,271,353    897,790,944      96.03%

Other Assets and Liabilities (net)                          37,081,578       3.97%
                                                          ------------     ------

Total Partners' Capital                                   $934,872,522     100.00%
                                                          ============     ======

Detailed information about the Investment Funds' portfolios is not available.

*    From original investment date
**   Available frequency of redemptions after initial lock-up period
N/A  Initial lock-up period has either expired prior to June 30, 2003 or
     Investment Fund did not have an initial lock-up period.
(a)  Fair valued at value other than that provided by the Investment Fund manager. See discussion in Note 2 to the financial statements.
(b)  In liquidation. See discussion in Note 2 to the financial statements.
(c)  Affiliated Company: the Partnership's investment in this company represents ownership of more than 5% of the voting securities of the issuer and the issuer is, therefore, an affiliated person of the Partnership as defined in the Investment Company Act of 1940, as amended and therefore an affiliate of the Partnership as defined in Rule 6-02(a) of Regulation S-X. (See Note
     4 in Notes to Financial Statements for a summary of transactions for this investment).

    The accompanying notes are an integral part of these financial statements and should be read in conjunction therewith.

                                        7

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited)
For the Six Months Ended June 30, 2003

1.   Organization

Morgan Stanley Institutional Fund of Hedge Funds LP (the "Partnership") was
organized under the laws of the State of Delaware as a limited partnership on
November 6, 2001 pursuant to a limited partnership agreement and commenced operations on July 1, 2002 pursuant to an Amended and Restated Agreement of
Limited Partnership (as it may be amended, modified or otherwise supplemented from time to time, the "Agreement"). The Partnership is registered under the
U.S. Investment Company Act of 1940, as amended ("the 1940 Act"), as a closed-end, non-diversified management investment company. The Partnership's investment objective is to seek capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party
Investment Managers who employ a variety of alternative investment strategies.
Investments of the Partnership are selected opportunistically from a wide range of Investment Funds in order to create a broad-based portfolio of such
Investment Funds while seeking to invest in compelling investment strategies and with promising Investment Managers at optimal times. The Partnership may seek to gain investment exposure to certain Investment Funds or to adjust market or risk exposure by entering into derivative transactions, such as total return swaps, options and futures.

The Partnership's Board of Directors (the "Board"), provides broad oversight over the operations and affairs of the Partnership. A majority of the Board is comprised of persons who are independent with respect to the Partnership.

Morgan Stanley Alternative Investment Partners LP serves as the General Partner
(the "General Partner") of the Partnership subject to the ultimate supervision of, and subject to any policies established by, the Board of the Partnership.
The General Partner is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended (the "Advisers Act") and as a commodity pool operator with the Commodity Futures Trading Commission ("CFTC") and the National
Futures Association ("NFA"). Morgan Stanley AIP GP LP serves as the
Partnership's investment adviser (the "Adviser") and is responsible for providing day-to-day investment management services to the Partnership , subject to the supervision of the Board. The Adviser is registered as an investment adviser under the Advisers Act and as a commodity trading adviser and a commodity pool operator with the CFTC and the NFA. The General Partner and the
Adviser are affiliates of Morgan Stanley. The Partnership has no fixed termination date and will continue until dissolved in accordance with the terms of the Agreement. The General Partner's capital account balance at June 30, 2003 was $26,495,786.

Limited partnership interests (the "Interests") are generally issued at the beginning of each calendar quarter, unless otherwise determined at the discretion of the General Partner. Subsequent to the Partnership's commencement of operations, additional subscriptions for Interests by eligible investors are accepted into the Partnership at net asset value. The Partnership may from time to time offer to repurchase Interests (or portions of them) at net asset value pursuant to written tenders by Limited Partners.

                                        8

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

1.   Organization (continued)

Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board in its sole discretion. The Partnership began making offers to repurchase Interests (or portions of them) from Limited Partners as of
June 30, 2003 and anticipates doing so quarterly thereafter. In general, the
Partnership will initially pay at least 90% of the estimated value of the repurchased Interests (or portions of them) to Limited Partners within 30 days after the value of the Interests to be repurchased is determined and the remaining amount will be paid out promptly after completion of the year end audit.

2.   Significant Accounting Policies

The following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America. Such policies are consistently followed by the Partnership in preparation of its financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements, including the estimated fair value of investments. Actual results could differ from those estimates.

Portfolio Valuation

The net asset value of the Partnership will be determined as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board.

At June 30, 2003, 96.10% of the Partnership's portfolio was comprised of investments in Investment Funds. Of the remainder of the portfolio, 2.77%, based on the notional value, was invested in a total return equity swap (see Note 5)
and 1.13% in a Eurodollar time deposit. Partnership investments are carried at fair value. In general, an investment in an Investment Fund is valued at an amount equal to the Partnership's pro rata interest in the net assets of each
Investment Fund, as supplied by the Investment Fund manager. Such valuations are net of management and performance incentive fees or allocations payable to the
Investment Funds' managers pursuant to the Investment Funds' agreements. These
Investment Funds value their underlying investments in accordance with policies established by such Investment Funds, as described in each of their financial statements and offering memoranda. The Partnership's investments in Investment
Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. Where no value is readily available from an Investment Fund or where a value supplied by an Investment
Fund is deemed not to be indicative of its value, the Adviser will determine, in good faith, the fair value of the Investment Fund under procedures adopted by the Board and subject to Board supervision. In accordance with the Agreement, the Adviser values the Partnership's assets based on such reasonably available relevant information as it considers material. Because of the inherent uncertainty of valuation, the values of the Partnership investments may

                                        9

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

2.   Significant Accounting Policies (continued)

Portfolio Valuation (continued)

differ significantly from the values that would have been used had a ready market for the investments held by the Partnership been available. Lancers
Partners, L.P. ("Lancer"), an Investment Fund, was fair valued in good faith by the Adviser at June 30, 2003 at a value of $0 representing 0.00% of partners'
capital. The manager of Lancer has failed to deliver audited financial statements for 2001 for Lancer. In February 2003, the General Partner initiated a legal action against Lancer and its manager in the Superior Court of the State of Connecticut for access to the full books and records of Lancer. Subsequently,
Lancer filed a petition for reorganization under Chapter 11 of the U.S.
Bankruptcy Code. The General Partner is a member of the creditors committee formed as part of that proceeding. The investment in Safe Harbor Fund, L.P.
("Safe Harbor"), an Investment Fund managed by Beacon Hill Asset Management LLC, with a value of $7,978,480 representing 0.85% of partners' capital, was in liquidation at June 30, 2003. The fair value of Safe Harbor has been determined based on information provided by Safe Harbor's administrator consistent with the methodology approved by Safe Harbor's Board of Directors. Safe Harbor's fair value does not reflect any potential contingent liabilities associated with either the liquidation of Safe Harbor or the pending Securities and Exchange
Commission action against Safe Harbor and its former investment advisor.

Income Recognition and Expenses

The Partnership recognizes interest income on an accrual basis. Income, expenses and realized and unrealized gains and losses are recorded monthly. The change in
Investment Funds' net asset value is included in unrealized
appreciation/depreciation on investments in Investment Funds on the Statement of
Operations. Distributions received, whether in the form of cash or securities, are applied as a reduction of the Investment Fund's cost on a pro-rata basis.

Total organization and offering expenses for the Partnership totaled $1,056,126.
The Advisor initially prepaid these expenses. The Partnership's Private
Placement Memorandum dated April 5, 2002 provided that the Partners would not bear any initial organization and offering expenses in excess of 0.15% of partners' capital as a result of the Partnership's start up. During the twelve months ended June 30, 2003, the organization and offering expenses paid by the
Partnership amounted to $1,056,126 which represented 0.14% of partners' capital.
Ongoing offering costs are charged to capital as incurred.

Net profits or net losses of the Partnership for each of its fiscal periods are allocated among and credited to or debited against the capital accounts of all
Limited Partners and the General Partner (collectively, the "Partners") as of the last day of each month in accordance with Partners' investment percentages as of the first day of each month. Net profits or net losses are measured as the net change in the value of the net assets of the Partnership, including any net change in unrealized appreciation or depreciation of investments and income, net of accrued expenses, and realized gains or losses, before giving effect to any repurchases by the Partnership of Interests or portions of Interests.

                                       10

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

2.   Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Partnership treats all highly liquid financial instruments that have original maturities within three months of acquisition as cash equivalents. Cash equivalents are valued at cost plus accrued interest, which approximates fair value. All cash is invested overnight in a short-term time deposit with the
Partnership's custodian, State Street Bank and Trust Company.

Income Taxes

No provision for federal, state, or local income taxes is provided in the financial statements. In accordance with the Internal Revenue Code of 1986 as amended, the Partners are to include their respective share of the Partnership's realized profits or losses in their individual tax returns.

For the period ended June 30, 2003, in accordance with the accounting guidance provided in the AICPA Audit and Accounting Guide, "Audits of Investment
Companies", the Partnership reclassified $4,512,510 and $315,575 from accumulated net investment loss and accumulated net realized loss, respectively, to net capital contributions. This reclassification was to reflect, as an adjustment to net capital contributions, the amounts of taxable income or loss that have been allocated to the Partners and had no effect on net assets.

3.   Management Fee, Performance Incentive, Related Party Transactions and Other

Under the terms of the Investment Advisory Agreement dated June 30, 2002 between the Adviser and the Partnership, the Adviser receives a management fee for services provided to the Partnership, calculated and paid monthly at a rate of
0.063% (0.75% on an annualized basis) of the Partnership's net assets as of the end of business on the last business day of each month, before adjustment for any redemptions effective on that day. The Adviser from time to time has, and may continue to, out of its own resources and in its sole discretion, rebate the management fee for significant investors and also for certain employees of the
Adviser and certain affiliates of the Adviser. A portion of the management fee may be paid to placement agents that assist in the placement of Interests and that may be affiliated with the Adviser and the General Partner. At June 30,
2003, $589,341 in management fees were payable to the Adviser. For the six months ended June 30, 2003, the Partnership incurred management fees of
$3,424,720.

Under the terms of the Agreement, the General Partner's "Performance Incentive"
for each Incentive Period, as defined in the Agreement, is equal to 15% of the amount, if any, of: (1) the net profits allocated to each Limited Partner's capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (2) the greater of (a) the Limited
Partner's Hurdle Rate Amount (as defined below) for the Incentive Period or (b)
the Loss Carryforward Amount(s), as defined in the Agreement, applicable to the
Limited Partner's capital account. With respect to each Limited Partner

                                       11

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

3.   Management Fee, Performance Incentive, Related Party Transactions and Other
     (continued)

for each Incentive Period, Performance Incentives allocated to the General
Partner initially will not exceed 1.75% of the Limited Partner's ending capital account balance for that Incentive Period, as determined prior to the deduction of the Performance Incentive.

The Partnership's "Hurdle Rate" for a given Incentive Period is initially equal to 5% per annum plus the rate of return achieved by the Citi Three-Month U.S.
Treasury Bill Index (formerly known as the Salomon Smith Barney Three-Month U.S.
Treasury Bill Index) over the same Incentive Period. A Limited Partner's "Hurdle
Rate Amount" for a given Incentive Period is equal to the Hurdle Rate calculated for a given Incentive Period multiplied by the Limited Partner's capital account balance as of the beginning of that Incentive Period. The Hurdle Rate is not cumulative and resets for each Incentive Period at the beginning of each such
Incentive Period. The Performance Incentive will be debited from each Partner's capital account and credited to the General Partner's capital account at the end of each such Incentive Period.

State Street Bank and Trust Company (the "Administrator") provides administrative services to the Partnership under an Administration Agreement.
Under the Administration Agreement, the Administrator is paid a fee computed and payable monthly at an annual rate of 0.0325% of the Partnership's average monthly net assets. Effective January 1, 2004, this fee will increase to
0.0650%. In addition, the Partnership is charged for certain out-of-pocket expenses incurred by the Administrator on its behalf.

State Street Bank and Trust Company also serves as the custodian for the
Partnership. Custody fees are payable monthly based on assets held in custody and investment purchases and sales activity, plus reimbursement for certain out-of-pocket expenses.

Each Director of the Partnership who is not a director, officer or employee of the Adviser, the General Partner or other subsidiary of Morgan Stanley, and not otherwise an "interested person" of the Partnership as defined under the 1940
Act, is paid an annual retainer of $3,000 plus reasonable out-of-pocket expenses. Directors are reimbursed by the Partnership for their travel expenses related to Board meetings.

Placement agents may be retained by the Partnership or the General Partner to assist in the placement of Interests. A placement agent, which may be affiliated with the General Partner or the Adviser, will generally be entitled to receive a placement fee from each investor purchasing an Interest through a placement agent. The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the investor to the Partnership nor part of the assets of the Partnership. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the General Partner. No fees were paid to placement agents for the six months ended June 30, 2003.

                                       12

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

3.   Management Fee, Performance Incentive, Related Party Transactions and
     Other (continued)

At June 30, 2003, there was one limited partner, unaffiliated with Morgan
Stanley, with a capital balance that represented approximately 65% of the
Partnership's capital.

4.   Investments in Investment Funds

As of June 30, 2003, the Partnership invested primarily in Investment Funds. The agreements related to investments in Investment Funds provide for compensation to the Investment Funds' managers/general partners in the form of management fees ranging from 1.0% to 2.5% annually of net assets and performance incentive fees/allocations ranging from 20% to 25% of net profits earned. Accrued management fees and incentive fees/allocations of $4,699,168 and $9,356,010, respectively were indirectly charged to the Partners by virtue of the
Partnership's investments in Investment Funds as reported to the Partnership by underlying Investment Fund managers representing approximately 64% of the
Partnership's capital. The General Partner was not able to obtain specific fee/allocation amounts charged to the Partnership for the remaining 36% and does not know what these amounts are. Detailed information related to each Investment
Fund is included on the Schedule of Investments. At June 30, 2003, approximately
19% of the Partnership's capital is invested in Investment Funds with lock-ups extending beyond one year from June 30, 2003.

An investment by the Partnership of at least 5% of the voting securities of an issuer makes that issuer an affiliated person (as defined in the 1940 Act) of the Partnership and an affiliate (as defined in Rule 6-02(a) of Regulation S-X)
of the Partnership. As of June 30, 2003, The Carrousel Fund Limited was an
affiliate of the Partnership because the Partnership owned more than 5% of The
Carrousel Fund Limited's voting securities as defined in Rule 6-02(a) of
Regulation S-X. As of June 30, 2003, no other investment held by the Partnership was an affiliate of the Partnership as defined in Rule 6-02(a) of Regulation
S-X. Below is a summary of transactions the Partnership had in this investment for the six month period ended June 30, 2003:

                                Value of                                          Value of
                               Investment                          Shares Held   Investment
                                Held by                                by          Held by
                             Partnership at                        Partnership   Partnership
          Issuer                12/31/02       Purchases   Sales    at 6/30/03    at 6/30/03
--------------------------   --------------   ----------   -----   -----------   -----------
The Carrousel Fund Limited     $5,082,959     $5,500,000     --    85,998.0144   $10,930,140

The Carrousel Fund Limited paid no interest or dividends to the Partnership during the six month period ended June 30, 2003.

Prepaid investments in Investment Funds represent amounts transferred to
Investment Funds prior to period end relating to investments to be made effective July 1, 2003, pursuant to each Investment Fund's offering memorandum/member/limited partnership agreements (as applicable).

                                       13

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

4.   Investments in Investment Funds (continued)

For the six months ended June 30, 2003, aggregate purchases and sales of
Investment Funds were $180,500,000 and $20,347,019, respectively.

At June 30, 2003, the cost of investments in Investment Funds for federal income tax purposes and the unrealized appreciation (depreciation) of investments in
Investment Funds for federal income tax purposes was as follows:

                    Gross          Gross           Net
Federal Income    Unrealized     Unrealized     Unrealized
   Tax Cost      Appreciation   Depreciation   Appreciation
--------------   ------------   ------------   ------------
 $831,257,435     $83,774,370   $(27,634,652)   $56,139,718

5.   Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Partnership invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, written option contracts, and equity swaps. The
Partnership's risk of loss in these Investment Funds is limited to the value of these investments as reported by the Partnership.

Swap Agreements

The Partnership may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in an attempt to obtain a particular return when the Adviser determines appropriate, possibly at a lower cost than if the Partnership had invested directly in the investment or instrument. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns
(or differentials in rates of returns) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a "basket" of securities representing a particular index.

Most swap agreements entered into by the Partnership require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). Swaps are valued based on market values provided by dealers. The
Partnership is subject to the market risk associated with changes in the value of the underlying investment or instrument, as well as exposure to credit risk associated with counterparty nonperformance on swap contracts. The risk of loss with respect to swaps is limited to the net amount of payments that the
Partnership is contractually obligated to

                                       14

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

5.   Financial Instruments with Off-Balance Sheet Risk (continued)

Swap Agreements (continued)

make. If the other party to a swap defaults, the Partnership's risk of loss consists of the net amount of payments that the Partnership contractually is entitled to receive, which may be different than the amounts recorded on the
Statement of Assets, Liabilities and Partners' Capital.

The unrealized gain or loss, rather than the contract amount, represents the approximate future cash to be received or paid, respectively.

As of June 30, 2003, the following swap contract was outstanding:

                  Maturity                                        Net Unrealized
Notional Amount     Date                 Description               Appreciation
---------------   --------   ----------------------------------   --------------
  $25,000,000      9/30/04   Agreement with UBS, dated 8/01/02       $623,969
                             to receive the total return of the
                             Series B Investment Class shares
                             of Anova Fund Ltd. in exchange for
                             an amount to be paid quarterly,
                             equal to the LIBOR rate plus
                             0.33%.

Cash for the full notional amount has been deposited with the counterparty and is included in "Due from broker" in the Statement of Assets, Liabilities and
Partners' Capital.

6.   Financial Highlights

The following represents ratios to average Limited Partners' capital and other supplemental information for Limited Partners. The calculations below are not annualized.

                                                                      For the Six    For the Period
                                                                     Months Ended         From
                                                                    June 30, 2003   July 1, 2002* to
                                                                     (Unaudited)    December 31, 2002
                                                                    -------------   -----------------
Total return**                                                            6.50%            (0.67%)***
Ratio of total expenses to average Limited Partners' Capital              0.55%             0.55%***
Ratio of net investment loss to average Limited Partners' Capital        (0.53%)           (0.51%)***
Portfolio turnover                                                           2%                5%
Net assets at end of the period (000s)                                $934,873          $719,356

*    Commencement of operations.

**   Total return assumes a purchase of an interest in the Partnership at the beginning of the period indicated and a sale of the Partnership interest on the last day of the period indicated, after Performance Incentive, if any, to the Adviser, and does not reflect the impact of placement fees, if any, incurred when subscribing to the Partnership.

***  Includes impact of performance incentive which represented less than
     0.005%.

                                       15

[LOGO] Morgan Stanley

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP
Notes to Financial Statements (Unaudited) (continued)

7.   Results of Special Meeting of Limited Partners

A special meeting of the Limited Partners was held on June 5, 2003 to elect
Directors of the Partnership. The following new Directors were elected at this meeting: Charles A. Fiumefreddo, Michael Bozic, Edwin J. Garn, Wayne E. Hedien,
Dr. Manuel H Johnson, James F. Higgins and Philip J. Purcell. The seven
Directors listed above replaced Ronald E. Robinson, Mitchell M. Merin (who was elected at a February 13, 2003 Board Meeting), John D. Barrett II, Vincent R.
McLean, Jr., C. Oscar Morong, Jr., Gerard E. Jones, Thomas P. Gerrity and
William G. Morton who have tendered their resignations as Directors of the
Partnership effective July 31, 2003. Michael E. Nugent, Joseph J. Kearns and
Fergus Reid remained on the Board after the election. The Board of Directors consists of Philip J. Purcell, Michael E. Nugent, Joseph J. Kearns, Fergus Reid,
Charles A. Fiumefreddo, Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Dr.
Manuel H. Johnson and James F. Higgins.

The following table summarizes the voting results:

                         Votes in Favor of   Votes Against
                         -----------------   -------------
Michael Bozic              708,767,832.92          --
Charles A. Fiumefreddo     708,767,832.92          --
Edwin J. Garr              708,767,832.92          --
Wayne E. Hedien            708,767,832.92          --
James F. Higgins           708,767,832.92          --
Dr. Manuel H. Johnson      708,767,832.92          --
Philip J. Purcell          708,767,832.92          --

8.   Proxy Voting

A description of the policies and procedures that the Partnership uses to determine how to vote proxies relating to portfolio securities is available without charge upon request by calling 1-800-354-8185 and on the SEC's website at www.sec.gov.

9.   Subsequent Events

From July 1, 2003 through August 21, 2003, the Partnership accepted and received approximately $15.8 million in additional contributions of which approximately
$6.2 million was received prior to June 30, 2003.

                                       16

--------------------------------------------------------------------------------

Morgan Stanley Institutional Fund of Hedge Funds LP

One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, Pennsylvania 19428

Directors

Charles A. Fiumefreddo
Michael Bozic
Edwin J. Garn
Wayne E. Hedien
James F. Higgins
Dr. Manuel H. Johnson
Joseph J. Kearns
Michael Nugent
Philip J. Purcell
Fergus Reid

Officers

Charles A. Fiumefreddo, Chairman of the Board and Director
Mitchell M. Merin, President
Ronald E. Robison, Executive Vice President and Principal Executive Officer
Joseph J. McAlinden, Vice President
Barry Fink, Vice President
Stefanie Chang Yu, Vice President
Cory Pulfrey, Vice President
James W. Garrett, Treasurer and Chief Financial Officer
Noel Langlois, Assistant Treasurer
Mary E. Mullin, Secretary

Investment Adviser

Morgan Stanley AIP GP LP
One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, Pennsylvania 19428

Administrator, Custodian, Fund Accounting Agent and Escrow Agent

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02116

Independent Auditors

Ernst & Young LLP
5 Times Square
New York, New York 10036

Legal Counsel

Shearman & Sterling LLP
801 Pennsylvania Avenue, N.W.
Suite 900
Washington, D.C. 20004